Exhibit 10.8

NILT LLC,

as Transferor,

and

NISSAN AUTO LEASING LLC II,

as Transferee

SERIES CERTIFICATE

SALE AGREEMENT

Dated as of [•] [•], 20[•]

SERIES CERTIFICATE SALE AGREEMENT

This Series Certificate Sale Agreement, dated as of [•] [•], 20[•] (this “Agreement”), is between NILT LLC, a Delaware limited liability company (“NILT LLC”), as transferor (the “Transferor”), and Nissan Auto Leasing LLC II, a Delaware limited liability company (“NALL II”), as transferee (the “Transferee”).

RECITALS

A. Nissan-Infiniti LT LLC (the “Titling Company”) is a Delaware limited liability company governed by the Limited Liability Company Agreement, dated as of April 1, 2021 (the “Titling Company Agreement”), by and between NILT LLC, as member (in such capacity, the “Member”), Nissan Motor Acceptance Company LLC, a Delaware limited liability company (“NMAC”), as administrator (the “Administrator”), and U.S. Bank National Association, a national banking association (“U.S. Bank”), as titling company registrar (the “Titling Company Registrar”);

B. Pursuant to the Titling Company Agreement, the purposes of the Titling Company include taking assignments and conveyances of and holding in trust various assets (the “Titling Company Assets”);

C. As contemplated by the Titling Company Agreement and pursuant to the 20[•]-[•] Series Supplement thereto, entered into as of [•] [•], 20[•], by and between the Member, Nissan Auto Lease Trust 20[•]-[•], as holder, and the Titling Company Registrar (the “20[•]-[•] Series Supplement” and, together with the Titling Company Agreement, the “Series LLC Agreement”), the Member (i) has established and formed a separate series interest of the Titling Company (the “20[•]-[•] Series”), and (ii) shall identify and allocate certain Titling Company Assets to, and associate such Titling Company Assets with, the 20[•]-[•] Series;

D. Pursuant to the Series LLC Agreement a separate portfolio of leases (the “20[•]-[•] Leases”), the vehicles that are leased under the 20[•]-[•] Leases (the “20[•]-[•] Vehicles”), and certain other related Titling Company Assets have been allocated to and associated with the 20[•]-[•] Series;

E. The Titling Company has issued a certificate representing the entire 20[•]-[•] Series Interest (the “20[•]-[•] Series Certificate”) to the Transferor;

F. The Transferor and the Transferee desire to provide for the sale, transfer and assignment by the Transferor to the Transferee, without recourse, of all of the Transferor’s right, title and interest in and to the 20[•]-[•] Series Certificate; and

G. Immediately after the transfer and assignment of the 20[•]-[•] Series Certificate to the Transferee, the Transferee shall sell, transfer, and assign all of its right, title and interest in the 20[•]-[•] Series Certificate to Nissan Auto Lease Trust 20[•]-[•], as issuer (the “Issuing Entity”) in connection with a securitization.

1	(NALT 20[•]-[•] Series Certificate Sale Agreement)

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in Annex A hereto.

Section 1.02 Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein,” “hereof” and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section within this Agreement, (iii) references to an Article or Section such as “Article One” or “Section 1.01” shall refer to the applicable Article or Section of this Agreement, (iv) the term “include” and all variations thereof shall mean “include without limitation,” (v) the term “or” shall include “and/or,” (vi) the term “proceeds” shall have the meaning ascribed to such term in the UCC, (vii) references to Persons include their permitted successors and assigns, (viii) references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement, except that references to the Series LLC Agreement include only such items as related to the 20[•]-[•] Series and the Titling Company, (ix) references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto, (x) references to this Agreement include all Exhibits hereto, and (xi) in the computation of a period of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the words “to” and “until” shall mean “to but excluding.”

ARTICLE TWO

TRANSFER OF 20[•]-[•] SERIES CERTIFICATE

Section 2.01 Transfer of 20[•]-[•] Series Certificate.

In consideration of the Transferee delivering (or causing to be delivered) to, or upon the order of, the Transferor of an amount equal to the fair market value of the Assets (as defined below) as of the Closing Date, the Transferor hereby absolutely sells, transfers, assigns and otherwise conveys to the Transferee, without recourse, and the Transferee does hereby purchase and acquire, as of the date set forth above, all of the Transferor’s right, title and interest in and to the following (collectively, the “Assets”):

(i) the 20[•]-[•] Series Certificate and the interest in the 20[•]-[•] Series represented thereby, including all monies due and paid or to become due and paid or payable thereon or in respect thereof after the Cutoff Date;

(ii) all of the Transferor’s rights and benefits as holder of the 20[•]-[•] Series Certificate under the Servicing Agreement and the Series LLC Agreement;

2	(NALT 20[•]-[•] Series Certificate Sale Agreement)

(iii) the right to realize upon any property that underlies or may be deemed to secure the interest in the 20[•]-[•] Series represented by the 20[•]-[•] Series Certificate, as granted in the 20[•]-[•] Series Supplement and in the 20[•]-[•] Series Certificate;

(iv) all general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, securities accounts, investment property, financial assets, goods, letters of credit, letters of credit rights, advices of credit and uncertificated securities, and other property consisting of, arising from, or relating or credited to the foregoing; and

(v) all cash and non-cash proceeds of all of the foregoing.

Section 2.02 True Sale. The parties hereto intend that the sale, transfer, and assignment of the Assets constitutes a true sale and assignment of the Assets such that any interest in and title to the Assets would not be property of the Transferor’s estate in the event that the Transferor becomes a debtor in a case under any bankruptcy law. To the extent that the conveyance of the Assets hereunder is characterized by a court or similar governmental authority as a financing (i) it is intended by the Transferor and the Transferee that the interest conveyed constitutes a grant of a security interest by the Transferor to the Transferee to secure the Transfer Price to the Transferor, which security interest shall be perfected and of a first priority, (ii) the Transferor hereby grants to the Transferee a security interest in all of its right, title, and privilege and interest in and to the Assets and the parties hereto agree that this Agreement constitutes a “security agreement” under all applicable laws, and (iii) the possession by the Transferee or its agent of the 20[•]-[•] Series Certificate shall be deemed to be “possession by the secured party” or possession by the purchaser or a Person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction.

Section 2.03 Representations and Warranties of the Transferor and the Transferee.

(a) The Transferor hereby represents and warrants to the Transferee as of the Closing Date that:

(i) Organization and Good Standing. The Transferor is duly formed, validly existing, and in good standing under the laws of the state of its formation, and has the power and the authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, the power, the authority and the legal right to acquire, own and sell the Assets.

(ii) Due Qualification. The Transferor is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to have any such license, approval, or qualification would not have a Material Adverse Effect on the Transferor.

(iii) Power and Authority. The Transferor has the power and the authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Transferor by all necessary action.

3	(NALT 20[•]-[•] Series Certificate Sale Agreement)

(iv) Binding Obligation. This Agreement constitutes a legal, valid, and binding obligation of the Transferor, enforceable against it in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(v) No Violation. The execution, delivery, and performance by the Transferor of this Agreement, the consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the Transferor’s governing documents, (B) conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Transferor is a party or by which it may be bound or any of its properties are subject, (C) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any material indenture, agreement, or other instrument (other than as permitted by the Basic Documents), (D) violate any law or, to the knowledge of the Transferor, any order, rule, or regulation applicable to it or its properties, or (E) contravene, violate, or result in a default under any judgment, injunction, order, decree, or other instrument of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or any of its properties; except, in the case of clauses (B), (C), (D) and (E) of this Section 2.03(a)(v), to the extent it would not reasonably be likely to have a Material Adverse Effect on the Transferor.

(vi) No Proceedings. There are no proceedings in which the Transferor has been served or, to the knowledge of the Transferor, proceedings or investigations that are pending or threatened, in each case against the Transferor, before any court, regulatory body, administrative agency or other tribunal, or governmental instrumentality (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Basic Document or (C) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement.

(vii) Title to 20[•]-[•] Series Certificate. Immediately prior to the transfer of the 20[•]-[•] Series Certificate pursuant to this Agreement, the Transferor (A) is the true and lawful owner of the 20[•]-[•] Series Certificate and has the legal right to transfer the 20[•]-[•] Series Certificate, (B) has good and valid title to the 20[•]-[•] Series Certificate and the 20[•]-[•] Series Certificate is on the date hereof free and clear of all Liens, and (C) will convey good, valid, and indefeasible title to the 20[•]-[•] Series Certificate to the Transferee under this Agreement.

4	(NALT 20[•]-[•] Series Certificate Sale Agreement)

(b) Perfection Representations. The representations, warranties and covenants set forth on Schedule I hereto shall be a part of this Agreement for all purposes. Notwithstanding any other provision of this Agreement or any other Basic Document, the perfection representations contained in Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under the Indenture have been finally and fully paid and performed. The parties to this Agreement: (i) shall not waive any of the perfection representations contained in Schedule I, (ii) shall provide the Rating Agencies with prompt written notice of any breach of perfection representations contained in Schedule I, and (iii) shall not waive a breach of any of the perfection representations contained in Schedule I.

(c) The Transferee hereby represents and warrants to the Transferor as of the Closing Date that:

(i) Organization and Good Standing. The Transferee is duly formed, validly existing, and in good standing under the laws of the state of its formation, has the power and the authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, the power, the authority and the legal right to acquire, own and sell the Assets.

(ii) Due Qualification. The Transferee is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to have any such license, approval or qualification would not have a Material Adverse Effect on the Transferee.

(iii) Power and Authority. The Transferee has the power and the authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement has been duly authorized by the Transferee by all necessary action.

(iv) Binding Obligation. This Agreement constitutes a legal, valid, and binding obligation of the Transferee, enforceable against it in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(v) No Violation. The execution, delivery, and performance of this Agreement by the Transferee and the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the governing documents of the Transferee, (B) conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, or other instrument to which the Transferee is a party or by which it may be bound or any of its properties are subject, (C) result in the creation or imposition of any Lien upon any of its properties pursuant to

5	(NALT 20[•]-[•] Series Certificate Sale Agreement)

the terms of any material indenture, agreement, or other instrument (other than as permitted by the Basic Documents), (D) violate any law or, to the knowledge of the Transferee, any order, rule, or regulation applicable to it or its properties, or (E) contravene, violate, or result in a default under any judgment, injunction, order, decree, or other instrument of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferee or any of its properties; except, in the case of clauses (B), (C), (D) and (E) of this Section 2.03(c)(v), to the extent it would not reasonably be likely to have a Material Adverse Effect on the Transferee.

(vi) No Proceedings. There are no proceedings in which the Transferee has been served or, to the knowledge of the Transferee, proceedings or investigations that are pending or threatened, in each case against the Transferee, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that, in the reasonable judgment of the Transferee, would materially and adversely affect the performance by the Transferee of its obligations under this Agreement.

(d) The representations and warranties set forth in this Section shall survive the sale of the Assets by the Transferor to the Transferee, the sale of the Assets by the Transferee to the Issuing Entity and the pledge and grant of a security interest in the Assets by the Issuing Entity to the Indenture Trustee (for the benefit of the Noteholders) pursuant to the Indenture. Upon discovery by the Transferor or the Transferee, or upon a Responsible Officer of the Indenture Trustee having actual knowledge of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

Section 2.04 Financing Statement and Books and Records.

(a) In connection with the conveyance of the Assets hereunder, the Transferor agrees that on or prior to the Closing Date it will deliver to or at the direction of the Transferee, with all requisite endorsements, the 20[•]-[•] Series Certificate and will file on or within ten days after the Closing Date, at its own expense, one or more financing statements with respect to the Assets meeting the requirements of applicable state law in such manner as necessary to perfect, preserve, maintain and protect the interest of the Transferee in the Assets (to the extent such security interest can be perfected by the filing of a financing statement), and the proceeds thereof to the Transferor (and any continuation statements as are required by applicable state law), and to deliver a file-stamped copy of each such financing statement (or continuation statement) or other evidence of such filings (which may, for purposes of this Section 2.04, consist of telephone confirmation of such filings with the file stamped copy of each such filing to be provided to the Transferee in due course), as soon as is practicable after receipt by the Transferor thereof.

(b) The Transferor further agrees that it will take no actions inconsistent with the Transferee’s ownership of the Assets and on or prior to the Closing Date indicate on its books, records, and statements that the Assets have been sold to the Transferee.

6	(NALT 20[•]-[•] Series Certificate Sale Agreement)

Section 2.05 Acceptance by the Transferee. The Transferee agrees to comply with all covenants and restrictions applicable to a Holder of the 20[•]-[•] Series Certificate and the interest in the 20[•]-[•] Series represented thereby, whether set forth in the 20[•]-[•] Series Certificate, in the Series LLC Agreement, or otherwise, and assumes all obligations and liabilities, if any, associated therewith.

Section 2.06 Release of Claims. Pursuant to Sections 4.1(f), 4.1(g) and 10.1 of the Titling Company Agreement, the Transferee hereby covenants and agrees for the express benefit of the Member and each holder from time to time of the Unallocated Assets Certificate and any Series Certificate that the Transferee shall release all claims to the Unallocated Assets and the related Other Series Assets, respectively, and, in the event such release is not given effect, to subordinate fully all claims it may be deemed to have against the Unallocated Assets or such Other Series Assets, as the case may be.

ARTICLE THREE

MISCELLANEOUS

Section 3.01 Amendment.

(a) Any term or provision of this Agreement (including Annex A) may be amended by the parties hereto, without the consent of any other Person; provided, that (i) either (A) any amendment that materially and adversely affects the Noteholders shall require the consent of Noteholders evidencing not less than a Majority Interest of the Notes voting together as a single class, or (B) such amendment shall not materially and adversely affect the Noteholders, and (ii) any amendment that adversely affects the interests of the Trust Certificateholder, the Indenture Trustee or the Owner Trustee shall require the prior written consent of each Person whose interests are adversely affected. An amendment shall be deemed not to materially and adversely affect the Noteholders if (i) the Rating Agency Condition is satisfied with respect to such amendment, or (ii) NALL II delivers an Officer’s Certificate to the Indenture Trustee stating that such amendment shall not materially and adversely affect the Noteholders. The consent of the Trust Certificateholder or the Owner Trustee shall be deemed to have been given if NALL II does not receive a written objection from such Person within 10 Business Days after a written request for such consent shall have been given. The Indenture Trustee may, but shall not be obligated to, enter into or consent to any such amendment that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Agreement or otherwise.

(b) Notwithstanding the foregoing, no amendment shall (i) reduce the interest rate or principal amount of any Note or change the due date of any installment of principal of or interest in any Note, or the Redemption Price with respect thereto, without the consent of the Holder of such Note, or (ii) reduce the Outstanding Amount, the Holders of which are required to consent to any matter without the consent of the Holders of at least a Majority Interest of the Notes which were required to consent to such matter before giving effect to such amendment.

(c) It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.

7	(NALT 20[•]-[•] Series Certificate Sale Agreement)

(d) Prior to the execution of any amendment to this Agreement, NALL II shall provide each Rating Agency, the Trust Certificateholder, the Transferor, the Owner Trustee and the Indenture Trustee with written notice of the substance of such amendment. No later than 10 Business Days after the execution of any amendment to this Agreement, NALL II shall furnish a copy of such amendment to each Rating Agency, the Trust Certificateholder, the Indenture Trustee and the Owner Trustee. Any such notice to be delivered pursuant to this Agreement to any Rating Agency shall be deemed to be delivered if a copy of such notice has been posted on any web site maintained by NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

(e) The Indenture Trustee shall be under no obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the Transferee shall cause to be delivered to a Responsible Officer of the Indenture Trustee an Officer’s Certificate to that effect, and the Indenture Trustee may conclusively rely upon the Officer’s Certificate from the Transferee that a Rating Agency Condition has been satisfied with respect to such amendment.

(f) [Notwithstanding the foregoing, this Agreement may not be amended in any way that would materially and adversely affect the rights of the [Cap Provider][Swap Counterparty] without prior consent of the [Cap Provider][Swap Counterparty]; provided that the [Cap Provider’s][Swap Counterparty’s] consent to any such amendment shall not be unreasonably withheld, and provided, further that the [Cap Provider’s][Swap Counterparty’s] consent will be deemed to have been given if the [Cap Provider][Swap Counterparty] does not object in writing within 10 days of receipt of a written request for such consent.]

Section 3.02 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 3.03 Severability. If one or more of the covenants, agreements, or provisions of this Agreement shall be, for any reason whatever, held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements, and provisions of this Agreement, and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining covenants, agreements, and provisions, or the rights of any parties hereto. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

Section 3.04 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

The Transferor acknowledges and agrees that (a) (i) the Transferee may, pursuant to the Series Certificate Transfer Agreement, transfer and assign the 20[•]-[•] Series and the 20[•]-[•] Series Assets represented thereby and assign its rights under this Agreement to the Issuing Entity, and (ii) the representation, warranties and covenants contained in this Agreement and the rights of the Transferee under this Agreement are intended to benefit the Issuing Entity, and (b)

8	(NALT 20[•]-[•] Series Certificate Sale Agreement)

the Issuing Entity may, pursuant to the Indenture, pledge and grant a security interest in the 20[•]-[•] Series and the 20[•]-[•] Series Assets represented thereby and assign the Transferee’s rights under this Agreement to the Indenture Trustee, and (ii) the representation, warranties, and covenants contained in this Agreement and the rights of the Transferee under this Agreement are intended to benefit the Indenture Trustee (for the benefit of the holders of the Notes). The Transferor hereby consents to all such transfers, assignments, pledges and grants.

Section 3.05 Headings. The Article and Section headings are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 3.06 Counterparts and Electronic Signature. This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by a digital signature provider as specified in writing to the Titling Company Registrar) appearing on this Agreement or such other documents shall have the same effect as manual signatures for the purpose of validity, enforceability and admissibility; provided, however, that any documentation with respect to the transfer of the 20[•]-[•] Series Certificate or other securities presented to the Titling Company Registrar, the Titling Company Registrar or any other transfer agent must contain original, manually executed signatures. Other than with respect to instances in which manual signatures are expressly required by this paragraph, each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any digital or electronic signature appearing on this Agreement or any other documents to be delivered in connection herewith and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

Section 3.07 Further Assurances. Each party hereto shall do such acts, and execute and deliver to the other party such additional documents or instruments as may be reasonably requested, in order to effect the purposes of this Agreement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

Section 3.08 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and each Holder of the 20[•]-[•] Series Certificate and each Registered Pledgee, who shall be considered third-party beneficiaries hereof. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder.

Section 3.09 No Petition. Each of the parties hereto covenants and agrees that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against the Member, the Transferee, the Titling Company, the Issuing Entity, any other Special Purpose Affiliate or any Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law.

9	(NALT 20[•]-[•] Series Certificate Sale Agreement)

This Section shall survive the complete or partial termination of this Agreement, the resignation or removal of the Titling Company Registrar and the complete or partial resignation or removal of the Servicer.

Section 3.10 [Reserved].

Section 3.11 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, by facsimile or electronically by email (if an email address is provided), and addressed in each case as follows: (i) if to the Transferor, at [•] (facsimile no. [•]) (email: [•]), Attention: Treasurer; (ii) if to the Indenture Trustee, at [•] (facsimile no. [•]) (email: [•]), Attention: Nissan Auto Lease Trust 20[•]-[•]; (iii) if to the Owner Trustee, at [•] (facsimile no. [•]) (email: [•]), Attention: Corporate Trust Administration; (iv) if to the Transferee, at [•] (facsimile no. [•]) (email: [•]), Attention: Treasurer; [(v) if to [•], at [•] (facsimile no. [•]) (email: [•]), Attention: [•]; (vi) if to [•], at [•] (facsimile no. [•]) (email: [•]), Attention: [•];] or (vii) at such other address as shall be designated by any of the foregoing in a written notice to the other parties hereto. Delivery shall occur only when delivered by hand or, in the case of mail, email or facsimile notice, upon actual receipt or reported tender of such communication by an officer of the intended recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, any demand, notice or communication to be delivered pursuant to this Agreement to any Rating Agency shall be deemed to be delivered if a copy of such demand, notice or communication has been posted on any web site maintained by NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

[Signature Page to Follow]

10	(NALT 20[•]-[•] Series Certificate Sale Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

NILT LLC, as Transferor

By:
Name:
Title:

NISSAN AUTO LEASING LLC II, as Transferee

By:
Name:
Title:

S-1	(NALT 20[•]-[•] Series Certificate Sale Agreement)

SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Series Certificate Sale Agreement, the Transferor, hereby represents, warrants, and covenants to the Transferee as follows on the Closing Date:

1. The Series Certificate Sale Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the 20[•]-[•] Series Certificate in favor of the Transferee, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from NILT LLC.

2. The 20[•]-[•] Series Certificate constitutes a “general intangible,” “instrument,” “certificated security” or “tangible chattel paper,” within the meaning of the applicable UCC.

3. Immediately prior to the transfer thereof to the Transferee, the Transferor owns and has good and marketable title to the 20[•]-[•] Series Certificate free and clear of any Liens, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

4. The Transferor has received all consents and approvals to the sale of the 20[•]-[•] Series Certificate hereunder to the Transferee required by the terms of the 20[•]-[•] Series Certificate to the extent that it constitutes an instrument or a payment intangible.

5. The Transferor has received all consents and approvals required by the terms of the 20[•]-[•] Series Certificate, to the extent that it constitutes a securities entitlement, certificated security or uncertificated security, to the transfer to the Transferee of its interest and rights in the 20[•]-[•] Series Certificate hereunder.

6. The Transferor has caused or will have caused, within ten days after the effective date of the Series Certificate Sale Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the 20[•]-[•] Series Certificate from the Transferor to the Transferee and the security interest in the 20[•]-[•] Series Certificate (to the extent such security interest can be perfected by the filing of a financing statement) granted to the Transferee hereunder.

7. To the extent that the 20[•]-[•] Series Certificate constitutes an instrument or tangible chattel paper, all original executed copies of each such instrument or tangible chattel paper have been delivered to the Transferee or its assignee.

8. Other than the transfer of the 20[•]-[•] Series Certificate from the Transferor to the Transferee under the Series Certificate Sale Agreement and from the Transferee to the Issuing Entity under the Series Certificate Transfer Agreement and the security interest granted to the

Sched.-1	(NALT 20[•]-[•] Series Certificate Sale Agreement)

Indenture Trustee pursuant to the Indenture, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the 20[•]-[•] Series Certificate. The Transferor has not authorized the filing of, nor is aware of, any financing statements against the Transferor that include a description of collateral covering the 20[•]-[•] Series Certificate other than any financing statement relating to any security interest granted pursuant to the Basic Documents or that has been terminated.

9. No instrument or tangible chattel paper that constitutes or evidences the 20[•]-[•] Series Certificate has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

Sched.-2	(NALT 20[•]-[•] Series Certificate Sale Agreement)

ANNEX A

DEFINITIONS

[See attached.]

Annex-1	(NALT 20[•]-[•] Series Certificate Sale Agreement)

ANNEX A

TO SERIES CERTIFICATE SALE AGREEMENT

DEFINITIONS

In the event of any conflict or inconsistency between a definition set forth both herein and in any of the Basic Documents, the definitions set forth in each such Basic Document shall prevail with respect to such Basic Document. Whenever any agreement relates to the Basic Documents or to the transactions contemplated by the Basic Documents, subject to the preceding sentence, the capitalized terms used without definition in such agreement shall have the following meanings:

“60-Day Delinquent Leases” means, as of any date of determination, all 20[•]-[•] Leases (other than any Liquidated Leases, Repurchased Leases or Defaulted Leases) that are sixty (60) or more days delinquent as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately preceding such date), as determined in accordance with the Servicer’s Customary Servicing Practices.

“Accountant” means a firm of public accountants of nationally recognized standing.

“Accounts” means the Note Distribution Account and the Reserve Account.

“Accrual Period” means (i) with respect to any Payment Date and the Class A-1 Notes [and each Class of Floating Rate Notes], the period from and including the immediately preceding Payment Date to but excluding the current Payment Date, or, in the case of the first Payment Date or if no interest has yet been paid, from and including the Closing Date to, but excluding, the first Payment Date and (ii) with respect to any Payment Date and each Class of Fixed Rate Notes (other than the Class A-1 Notes), the period from and including the 15th day of the preceding calendar month to but excluding the 15th day of the month of such Payment Date, or with respect to the first Payment Date, from and including the Closing Date, to but excluding [•] [•], 20[•].

“Act” has the meaning set forth in Section 11.03(a) of the Indenture.

“Administrative Agent” means NMAC, as administrative agent under the Trust Administration Agreement.

“Administrative Charge” means, with respect to any Lease, any payment (whether or not part of the fixed monthly payment) payable to the related Lessor representing a disposition fee, a late payment fee, an Extension Fee, an allocation to the related Lessee of insurance premiums, sales, personal property or excise taxes or any other similar charge.

“Administrator” means NMAC, in its capacity as the administrator of the Titling Company.

“Advance” means a Sales Proceeds Advance or a Monthly Payment Advance, as the context may require.

“Affiliate” of any Person means any other Person that (i) directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan) or (ii) is an officer, director, member or partner of such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” another Person if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities (on a fully diluted basis, having ordinary voting power for the election of directors, members or managing partners of such Person) or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“ALG Residual” means, with respect to any Lease, the expected value of the related Leased Vehicle at the related Maturity Date calculated by using a residual value estimate produced by Automotive Lease Guide in [•] 20[•] as a “mark-to-market” value (assuming that the vehicle is in “average” rather than “clean” condition) based on the total MSRP of the vehicle and all NMAC authorized options, without making a distinction between value adding options and non-value adding options.

[“Alternate Rate Event” has the meaning set forth in Section 2.19 of the Indenture.]

[“Alternative Benchmark Rate” means, for any Interest Determination Date after NMAC has determined that an Alternative Rate Trigger and its related Alternative Benchmark Replacement Date have occurred, the first alternative set forth in the order below that can be determined by the Calculation Agent for such Interest Determination Date:

(i) Term SOFR;

(ii) the compounded average of the SOFRs for the applicable tenor (e.g., one month and disregarding business day adjustments), as calculated (x) using the methodology and calculation conventions established or recommended by the Federal Reserve Board or the Federal Reserve Bank of New York (or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York) and (y) if the compounded average cannot be determined in accordance with the foregoing clause (x), as determined by NMAC in its reasonable discretion, then using the methodology and calculation conventions selected by NMAC in its reasonable discretion;

(iii) the alternate rate of interest that has been selected or recommended by the Federal Reserve Board or the Federal Reserve Bank of New York (or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York) as the replacement for the then-current Benchmark for the applicable tenor (e.g., one-month, and disregarding business day adjustments) of the then-current Benchmark; and

(iv) the alternate rate of interest selected by NMAC in its reasonable discretion after consulting any source NMAC deems to be reasonable as a substitute for the then-current Benchmark, for such Interest Determination Date.]

A-2	(NALT 20[•]-[•] Definitions Annex)

[“Alternative Benchmark Replacement Date” means:

(i) in the case of clause (i) or (ii) of the definition of “Alternative Rate Trigger”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(ii) in the case of clause (iii) or (iv) of the definition of “Alternative Rate Trigger” the date determined by the Calculation Agent.

For the avoidance of doubt, if the event giving rise to the Alternative Benchmark Replacement Date occurs on an Interest Determination Date, but earlier than the applicable reference time for that Interest Determination Date, the Alternative Benchmark Replacement Date will be deemed to have occurred prior to the applicable reference time for such determination.]

[“Alternative Rate Conforming Changes” means, in connection with any determination and calculation of the Alternative Benchmark Rate and the Benchmark Spread Adjustment, any adjustments to the day count, business day convention, the definition of business day, interest determination dates and any other related provisions and definitions or any other relevant methodology for calculating any alternative rate or any related technical, administrative or operational changes, in each case that, in NMAC’s reasonable discretion are not inconsistent with accepted market practice for asset-backed securities or securitization financing transactions or applicable regulatory or legislative action or guidance for the use of such alternative rate for securities such as the Notes.]

[“Alternative Rate Trigger” means the occurrence of any of the following events:

(i) a public statement or publication of information is made by or on behalf of IBA, including by any regulatory authority having authority over IBA, announcing that (x) IBA has ceased or will cease to provide the LIBOR benchmark permanently or indefinitely or (y) LIBOR is no longer representative or may no longer be used; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(ii) a public statement or publication of information is made by any central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) announcing that (x) IBA has ceased or will cease to provide the LIBOR benchmark permanently or indefinitely or (y) LIBOR is no longer representative or may no longer be used; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(iii) NMAC has directed that an alternative benchmark rate be used in substitution for, or in lieu of, LIBOR for the calculation of interest on any floating rate asset-backed securities issued in an existing or future securitization transaction sponsored by NMAC; or

(iv) LIBOR is not published on the Designated LIBOR Page (or such other page as may replace the page on that service for the purpose of displaying the London interbank offered rate for one-month or three-month United States dollar deposits) for five consecutive London Business Days.]

A-3	(NALT 20[•]-[•] Definitions Annex)

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of the date hereof, between the Issuing Entity, the Servicer and the Asset Representations Reviewer.

“Asset Representations Reviewer” means [•], or any successor Asset Representations Reviewer under the Asset Representations Review Agreement.

“Asset Review” shall have the meaning assigned to such term in the Asset Representations Review Agreement.

“Assets” has the meaning set forth in Section 2.01 to the Series Certificate Sale Agreement.

“Auction Proceeds” means, with respect to a Collection Period, all amounts received by the Servicer in connection with the sale or disposition of any 20[•]-[•] Vehicle which is sold at auction or otherwise disposed of by the Servicer during such Collection Period, other than Insurance Proceeds.

“Authenticating Agent” means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes or any Person authorized by the Owner Trustee to act on behalf of the Owner Trustee to authenticate and deliver the Trust Certificates, as the context may require.

“Authorized Newspaper” means a newspaper of general circulation in The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays, and holidays.

“Authorized Officer” means (a) with respect to the Issuing Entity, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuing Entity and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date and (ii) so long as the Trust Administration Agreement is in effect, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary of the Administrative Agent, and (b) with respect to the Servicer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary of the Servicer.

“Automotive Lease Guide” means the publication of such name, which includes residual factors, or any successor publication.

“Available Funds” means, for any Payment Date and the related Collection Period, the sum of the following amounts: (i) Series Collections, (ii) Advances[,] [and] (iii) in the case of an Optional Purchase, the Optional Purchase Price[, (iv) the [[Net Swap][Cap] Receipts (excluding [Swap][Cap] Termination Payments received from the [Swap Counterparty][Cap Provider] and deposited into the Swap Termination Payment Account], if any, (v) [amounts, if any, on deposit in the [Swap Termination Payment Account][Cap Termination Account] to the extent such amounts are required to be included in Available Funds pursuant to Section [2.14][2.15] of the Indenture], and (vi) [Swap][Cap] Replacement Proceeds, to the extent such amounts are required to be included in Available Funds pursuant to Section [2.14][2.15] of the Indenture].

A-4	(NALT 20[•]-[•] Definitions Annex)

“Available Funds Shortfall Amount” means, for any Payment Date and the related Collection Period, the amount, if any, by which Available Funds are less than the sum of (a) the Servicer Monthly Payment and (b) the amount necessary to make the distributions in clauses (ii) and (iii) of Section 8.04(a) of the Indenture, except that the Principal Distribution Amount rather than the Monthly Principal Distributable Amount shall be used for purposes of clause (iii).

“Available Principal Distribution Amount” means, for any Payment Date and the related Collection Period, an amount equal to the excess, if any, of (a) the sum of (i) Available Funds remaining after the Servicer has been paid the Servicer Monthly Payment [and the Swap Counterparty, if any has been paid any Net Swap Payments,] and (ii) the Reserve Account Draw Amount over (b) accrued interest paid on the Notes [and any Senior Swap Termination Payments paid to the Swap Counterparty, if any] on such Payment Date.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq.

“Base Residual” means the lowest of (i) the Contract Residual, (ii) the ALG Residual, and (iii) the MRM Residual.

“Basic Documents” means the Servicing Agreement, the Series LLC Agreement, the Trust Agreement, the Trust Administration Agreement, the Indenture, the Series Certificate Sale Agreement, the Series Certificate Transfer Agreement, the Asset Representations Review Agreement, the Underwriting Agreement, [the Interest Rate [Swap][Cap] Agreement(s)] the 20[•]-[•] Series Certificate and the Securities.

“Benchmark” means (a) initially, LIBOR and (b) if an Alternate Rate Event has occurred with respect to LIBOR or the then-current Benchmark, the applicable Alternative Benchmark Rate, plus the Benchmark Spread Adjustment.

“Benchmark Spread Adjustment” means, for any Interest Determination Date after NMAC has determined that an Alternative Rate Trigger and its related Alternative Benchmark Replacement Date have occurred, the first alternative set forth in the order below that can be determined by the Calculation Agent for such Interest Determination Date:

(i) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Federal Reserve Board or a Federal Reserve Bank (or a committee officially endorsed or convened by the Federal Reserve Board or a Federal Reserve Bank) for the Alternative Benchmark Rate;

(ii) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been used as the spread adjustment in for the calculation of interest on any floating rate asset-backed securities issued in a securitization transaction sponsored by NMAC that calculates interest by reference to the Alternative Benchmark Rate; or

(iii) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by NMAC in its reasonable discretion for the replacement of the then-current Benchmark for such Interest Determination Date.

A-5	(NALT 20[•]-[•] Definitions Annex)

“Beneficiaries” means, collectively, the Related Beneficiaries of all Series, and “Beneficiary” means any of such Beneficiaries.

“Benefit Plan Investor” means (i) an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code, or (iii) an entity deemed to hold the “plan assets” of any of the foregoing.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.09 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, [Wilmington, Delaware,] Irving, Texas, Franklin, Tennessee[, the principal place of business of the [Swap Counterparty][Cap Provider]], or the city and state where the Corporate Trust Office is located are authorized or obligated by law, executive order or government decree to be closed.

[“Calculation Agent” means, initially, the Indenture Trustee and, thereafter, any other Person designated by the Indenture Trustee to act in such capacity; provided, that after the occurrence of an Alternate Rate Event, the “Calculation Agent” shall be the Administrative Agent or any other Person designated by the Administrative Agent to act in such capacity.]

[“Cap Provider” means an unaffiliated third party, as cap provider, under each Initial Interest Rate Cap Agreement, or any successor or replacement cap provider (including any Replacement Cap Provider) from time to time.]

[“Cap Rate” means [•].]

[“Cap Receipts” means an amount equal to the product of: (a) LIBOR for the related Payment Date minus the Cap Rate; (b) the aggregate notional amount on the Interest Rate Cap Agreement(s)[, which will equal the aggregate outstanding principal amount of the Class A-[•] Notes on the first day of the Accrual Period related to such Payment Date]; and (c) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Payment Date, to but excluding the current Payment Date, or with respect to the first Payment Date, from and including the Closing Date, to but excluding the first Payment Date, and the denominator of which is [360][365].]

[“Cap Termination Payment” means payments due to the Issuing Entity by the Cap Provider under an Interest Rate Cap Agreement, including interest that may accrue thereon, due to a termination of such Interest Rate Cap Agreement due to an “event of default” or “termination event” under such Interest Rate Cap Agreement.]

[“Cap Termination Account” means the account designated as such, established and maintained pursuant to Section 2.15 of the Indenture.]

A-6	(NALT 20[•]-[•] Definitions Annex)

“Casualty Termination” as of any date means any Lease that has been terminated prior to its Maturity Date if the related Leased Vehicle has been lost, stolen or damaged beyond economic repair.

“Certificate Balance” means, as of any date, the aggregate principal amount of the Trust Certificates as of such date.

“Certificate Distribution Account” means the account established pursuant to Section 5.01(a) to the Trust Agreement.

“Certificate Distribution Amount” means, as of any Payment Date, the amount being distributed to the Trust Certificateholders on such Payment Date.

“Certificate Factor” means, with respect to the Trust Certificates on any Payment Date, the seven digit decimal equivalent of a fraction, the numerator of which is the Certificate Balance on such Payment Date (after giving effect to any payment of principal on such Payment Date), and the denominator of which is the Certificate Balance on the Closing Date.

“Certificate of Title” has the meaning set forth in the Titling Company Agreement.

“Certificate of Trust” means the Certificate of Trust filed for the Issuing Entity pursuant to Section 3810(a) of the Statutory Trust Statute.

“Certificate Register” and “Certificate Registrar” mean the register mentioned in and the registrar appointed pursuant to Section 3.04 of the Trust Agreement.

“Claims” means all liabilities, claims and expenses (including reasonable legal and other professional fees and expenses).

“Class” means a group of Notes the form of which is identical except for variation in denomination, principal amount or owner, and references to “each Class” means each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes[,] [and] the Class A-4 Notes [and the Class B Notes].

“Class A-1 Interest Rate” means [•]% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year).

“Class A-1 Note Balance” means, as of any date, the Initial Class A-1 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-1 Notes.

“Class A-1 Noteholder” means, as of any date, the Person in whose name a Class A-1 Note is registered on the Note Register on such date.

“Class A-1 Notes” means the $[•] aggregate principal amount of [•]% asset-backed notes, Class A-1, issued by the Issuing Entity.

“Class A-2[a] Interest Rate” means [•]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

A-7	(NALT 20[•]-[•] Definitions Annex)

“Class A-2[a] Note Balance” means, as of any date, the Initial Class A-2[a] Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2[a] Notes.

“Class A-2[a] Noteholder” means, as of any date, the Person in whose name a Class A-2[a] Note is registered on the Note Register on such date.

“Class A-2[a] Notes” means the $[•] aggregate principal amount of [•]% asset-backed notes, Class A-2[a], issued by the Issuing Entity.

[“Class A-2b Interest Rate” means the Benchmark + [•]% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year)[; provided, however, if the sum of the Benchmark + [•]% is less than 0.00% for any Accrual Period, then the Class A-2b Interest Rate for such Accrual Period will be deemed to be 0.00%].]

[“Class A-2b Note Balance” means, as of any date, the Initial Class A-2b Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2b Notes.]

[“Class A-2b Noteholder” means, as of any date, the Person in whose name a Class A-2b Note is registered on the Note Register on such date.]

[“Class A-2b Notes” means the $[•] aggregate principal amount of Benchmark + [•]% asset-backed notes, Class A-2b, issued by the Issuing Entity.]

“Class A-3 Interest Rate” means [•]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-3 Note Balance” means, as of any date, the Initial Class A-3 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-3 Notes.

“Class A-3 Noteholder” means, as of any date, the Person in whose name a Class A-3 Note is registered on the Note Register on such date.

“Class A-3 Notes” means the $[•] aggregate principal amount of [•]% asset-backed notes, Class A-3, issued by the Issuing Entity.

“Class A-4 Interest Rate” means [•]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-4 Note Balance” means, as of any date, the Initial Class A-4 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-4 Notes.

“Class A-4 Noteholder” means, as of any date, the Person in whose name a Class A-4 Note is registered on the Note Register on such date.

“Class A-4 Notes” means the $[•] aggregate principal amount of [•]% asset-backed notes, Class A-4, issued by the Issuing Entity.

A-8	(NALT 20[•]-[•] Definitions Annex)

[“Class B Interest Rate” means [•]% per annum (computed on the basis of a 360-day year of twelve 30-day months).]

[“Class B Note Balance” means, as of any date, the Initial Class B Note Balance reduced by all payments of principal made on or prior to such date on the Class B Notes.]

[“Class B Noteholder” means, as of any date, the Person in whose name a Class B Note is registered on the Note Register on such date.]

[“Class B Notes” means the $[•] aggregate principal amount of [•]% asset-backed notes, Class B, issued by the Issuing Entity.]

“Class Balance” means, as of any date, the Class A-1 Note Balance, the Class A-2[a] Note Balance, [the Class A-2b Note Balance], the Class A-3 Note Balance[,] [or] the Class A-4 Note Balance [or the Class B Note Balance], as applicable.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC.

“Clearing Agency Participant” means a broker, dealer, bank, or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means [•] [•], 20[•].

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in the Granting Clause of the Indenture.

“Collection Period” has the meaning set forth in the Titling Company Servicing Agreement.

“Commission” means the Securities and Exchange Commission.

“Contingent and Excess Liability Insurance Policy” has the meaning set forth in the Titling Company Servicing Agreement.

“Contract Residual” means, with respect to any Lease, the residual value of the related Leased Vehicle at the Maturity Date as established or assigned by the Servicer at the time of origination of such Lease in accordance with its Customary Servicing Practices for the purpose of determining the Monthly Payment or at the date the Lease was terminated by the Lessee.

“Corporate Trust Office” means the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Indenture is located at [•]; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuing Entity, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee shall notify the Noteholders and the Issuing Entity).

A-9	(NALT 20[•]-[•] Definitions Annex)

“Credit and Collection Policy” has the meaning set forth in the Titling Company Servicing Agreement.

“Customary Servicing Practices” means the customary practices of the Servicer with respect to Leased Vehicles and Leases held by the Titling Company, without regard to whether such Leased Vehicles and Leases have been identified and allocated into a portfolio of Titling Company Assets allocated to and associated with the 20[•]-[•] Series or any Other Series, as such practices may be changed from time to time.

“Cutoff Date” means the close of business on [•] [•], 20[•].

“Dealer” has the meaning set forth in the Titling Company Agreement.

“Dealer Agreement” has the meaning set forth in the Titling Company Agreement.

“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Indenture Default.

“Defaulted Lease” means any Lease that (a) by its terms, is delinquent 120 or more days or (b) by its terms is delinquent less than 120 days and the Servicer has (i) determined, in accordance with the Credit and Collection Policy, that eventual payment in full is unlikely or (ii) repossessed the related Leased Vehicle (including, but not limited to, as a result of the Lessee’s failure to maintain insurance coverage required by the Lease, the failure of the Lessee to timely or properly perform any obligation under the Lease, or any other act by the Lessee constituting a default under applicable law).

“Defaulted Vehicle” means the Leased Vehicle related to a Defaulted Lease.

“Definitions Annex” means Annex A to the Series Certificate Sale Agreement, dated as of [•][•], 20[•], by and between NILT LLC and Nissan Auto Leasing LLC II.

“Definitive Note” means a definitive fully registered Note.

“Delinquency Percentage” means, for any Payment Date and the related Collection Period, an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Principal Balance of all 60-Day Delinquent Leases as of the last day of such Collection Period to (ii) the Pool Balance as of the last day of such Collection Period.

“Delinquency Trigger” means, [[•]% for any Payment Date and the related Collection Period.], [the percentage set forth below for the Payment Dates set forth below:

Payment Date	Delinquency Trigger
[Month, Year] through [Month, Year]	[•]%
[Month, Year] through [Month, Year]	[•]%
[Month, Year] through [Month, Year]	[•]%]

A-10	(NALT 20[•]-[•] Definitions Annex)

“Deposit Date” means, with respect to a Payment Date or Redemption Date, the close of business on the day immediately preceding such Payment Date or Redemption Date, as the case may be.

“Depositor” means Nissan Auto Leasing LLC II.

“Depositor’s Formation Documents” means the Certificate of Formation of Nissan Auto Leasing LLC II, dated as of October 24, 2001 and the Limited Liability Company Agreement of Nissan Auto Leasing LLC II, dated as of October 29, 2001.

“Depository Agreement” means the agreement executed by the Issuing Entity in favor of DTC, as initial Clearing Agency, relating to the Notes, as the same may be amended or supplemented from time to time, dated as of the Closing Date.

[“Designated LIBOR Page” means the display on Reuters Screen LIBOR01 Page or any successor service or any page as may replace the designated page on that service or any successor service that displays London interbank rates of major banks for U.S. dollars.]

“Disposition Expenses” means reasonable out-of-pocket expenses incurred by the Servicer in connection with the sale at auction or other disposition of a Leased Vehicle by the Servicer.

“Domestic Corporation” means an entity that is treated as a corporation for U.S. federal income tax purposes and is a United States person under Section 7701(a)(30) of the Code.

“DTC” means The Depository Trust Company.

“Early Termination Charge” means, with respect to any 20[•]-[•] Lease that is terminated prior to its Maturity Date, an amount equal to the lesser of (a) the present value (discounted at the implicit rate of such 20[•]-[•] Lease) of all remaining Monthly Payments and (b) the excess, if any, of the adjusted 201[•]-[•] Lease balance over the related 20[•]-[•] Vehicle’s fair market wholesale value in accordance with accepted practices in the automobile industry (or by written agreement between the Servicer, on behalf of the Titling Company, and the Lessee).

“Early Termination Purchase Option Price” means, with respect to any 20[•]-[•] Lease that is terminated prior to its Maturity Date, the amount paid by the related Lessee or a Dealer to purchase the related 20[•]-[•] Vehicle.

“Eligible Account” means an account maintained with a depository institution or trust company having the Required Deposit Rating.

“Employee Benefit Plan” means any “employee benefit plan,” as such term is defined in Section 3(3) of ERISA subject to Title IV of ERISA, maintained or sponsored by the Servicer or any of its ERISA Affiliates.

A-11	(NALT 20[•]-[•] Definitions Annex)

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Servicer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“EU Securitization Regulation” means Article 5 of Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017.

“EU Securitization Rules” means the EU Securitization Regulation, together with any relevant regulatory and/or implementing technical standards adopted by the European Commission in relation thereto, any relevant regulatory and/or implementing technical standards applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation, and, in each case, any relevant guidance published in relation thereto by the European Banking Authority or the European Securities and Markets Authority (or, in either case, any predecessor authority) or by the European Commission.

“Excess Amounts” means, as of any Payment Date, the amount remaining in the 20[•]-[•] Series Collection Account after the distributions provided for in clause (iii) of Section 8.04(a) of the Indenture have been made.

“Excess Mileage and Excess Wear and Tear Charges” means, with respect to any 20[•]-[•] Lease or 20[•]-[•] Vehicle, any applicable charge for excess mileage or excess wear and tear.

“Exchange Act” means the Securities Exchange Act of 1934.

“Executive Officer” means, with respect to any (i) corporation or depository institution, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary, or the Treasurer of such corporation or depository institution, and (ii) partnership, any general partner thereof.

“Expenses” means all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses, and disbursements (including reasonable legal fees and expenses and the costs of enforcing an indemnifying party’s obligations) of any kind and nature whatsoever.

“Extended Lease” means any Lease that has had its original Maturity Date extended by the Servicer.

“Extension Fee” means, with respect to any Extended Lease, any payment required to be made by the Lessee in connection with the extension of such Lease.

[“Fitch” means Fitch Ratings, Inc.]

“Fixed Rate Note” means any Class A-1 Note, Class A-2[a] Note, Class A-3 Note[,] [or] Class A-4 Note [or Class B Note].

A-12	(NALT 20[•]-[•] Definitions Annex)

[“Floating Rate Note” means any Class A-2b Note].

“Force Majeure Event” has the meaning set forth in the Titling Company Servicing Agreement.

“Grant” means to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture, and, with respect to the Collateral or any other agreement or instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” has the meaning set forth in the Titling Company Agreement.

[“IBA” means ICE Benchmark Administration Limited.]

“Indemnified Parties” has the meaning set forth in Section 8.01 to the Trust Agreement.

“Indenture” means the indenture, dated as of [•] [•], 20[•] between the Issuing Entity and the Indenture Trustee.

“Indenture Default” has the meaning set forth in Section 5.01 of the Indenture.

“Indenture Trustee” means [•], as Indenture Trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuing Entity, any other obligor upon the Notes, the Administrative Agent and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuing Entity, any such other obligor, the Administrative Agent or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuing Entity, any such other obligor, the Administrative Agent or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director, or Person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01(b) of the Indenture, made by an Independent appraiser or other expert appointed by a Trust Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Independent Manager” means an individual who was not at any time during the preceding five years (i) a director (other than during his tenure as an Independent Manager of the

A-13	(NALT 20[•]-[•] Definitions Annex)

Depositor or for one or more affiliates of the Depositor), officer, employee or affiliate of the Depositor or any of its affiliates (other than any limited purpose or special purpose corporation or limited liability company similar to the Depositor), (ii) a person related to any officer or director of any affiliate of the Depositor (other than any limited purpose or special purpose corporation or limited liability company similar to the Depositor), (iii) a direct or indirect holder of one or more than 5% of any voting securities of any affiliate of the Depositor, (iv) a person related to a direct or indirect holder of 5% or more of the any voting securities of any Affiliate of the Depositor, (v) a material creditor, material supplier, family member, manager, or contractor of the Depositor, or (vi) a person who controls (whether directly, indirectly, or otherwise) the Depositor or its affiliates or any material creditor, material supplier, employee, officer, director (other than during his tenure as an Independent Manager of the Depositor or for one or more affiliates of the Depositor), manager or material contractor of the Depositor or its affiliates.

[“Initial Cap Provider” means [•], as the Cap Provider under the Initial Interest Rate Cap Agreement(s).]

“Initial Class A-1 Note Balance” means $[•].

“Initial Class A-2[a] Note Balance” means $[•].

[“Initial Class A-2b Note Balance” means $[•].]

“Initial Class A-3 Note Balance” means $[•].

“Initial Class A-4 Note Balance” means $[•].

[“Initial Class B Note Balance” means $[•].]

“Initial Class Balance” means the Initial Class A-1 Note Balance, the Initial Class A-2[a] Note Balance, [the Initial Class A-2b Note Balance,] the Initial Class A-3 Note Balance[,] [or] the Initial Class A-4 Note Balance [or the Initial Class B Note Balance], as applicable.

“Initial Deposit Amount” means the Issuing Entity’s deposit to the Reserve Account, on or before the Closing Date, of $[•].

[“Initial Interest Rate [Swap][Cap] Agreement” means, individually, each set of agreements governing a [swap][cap] transaction for a Class of Floating Rate Notes, comprised of the interest rate [swap][cap] agreement, dated as of the Closing Date, between the Initial [Swap Counterparty][Cap Provider] and the Issuing Entity, an ISDA Master Agreement, the schedule and the credit support annex thereto, if applicable, and the relevant confirmation for such Class of Floating Rate Notes, as the same may be amended or supplemented from time to time in accordance with the terms thereof.]

“Initial Securities Balance” means the initial principal amount of the Notes and the Trust Certificates.

[“Initial Swap Counterparty” means [•], as the Swap Counterparty under the Initial Interest Rate Swap Agreement(s).]

A-14	(NALT 20[•]-[•] Definitions Annex)

“Initial Trust Certificate Balance” means $[•].

“Insurance Expenses” with respect to any 20[•]-[•] Vehicle, 20[•]-[•] Lease or Lessee, means any Insurance Proceeds (i) applied to the repair of the related Leased Vehicle, (ii) released to the related Lessee in accordance with applicable law or the Customary Servicing Practices of the Servicer, or (iii) representing other related expenses incurred by the Servicer not otherwise included in Liquidation Expenses or Disposition Expenses and recoverable by the Servicer under the Series LLC Agreement.

“Insurance Policy” means any insurance policy (including any self-insurance), including any residual value insurance policy, guaranteed automobile protection policy, comprehensive, collision, public liability, physical damage, personal liability, contingent and excess liability, accident, health, credit, life, or unemployment insurance or any other form of insurance or self-insurance, to the extent such insurance policy relates to the 20[•]-[•] Vehicles or the ability of a Lessee to make required payments with respect to the related 20[•]-[•] Lease.

“Insurance Proceeds” means, with respect to any 20[•]-[•] Vehicle, 20[•]-[•] Lease or Lessee, recoveries paid to the Servicer, the Titling Company or the Titling Company Registrar on behalf of the Titling Company under an Insurance Policy and any rights thereunder or proceeds therefrom (including any self-insurance or applicable deductible).

“Interest” means, as of any date, the ownership interest of a Trust Certificateholder (including the interest of the Depositor as holder of the Trust Certificate) in the Issuing Entity as of such date, including the right of such Trust Certificateholder to any and all benefits to which such Trust Certificateholder may be entitled as provided in the Trust Agreement and any other Basic Document, together with the obligations of such Trust Certificateholder to comply with all the terms and provisions of the Trust Agreement and the other Basic Documents.

[“Interest Determination Date” means, with respect to any Accrual Period with respect to the Floating Rate Notes, (i) prior to the occurrence of an Alternate Rate Event, the day that is two London Business Days prior to the related Interest Reset Date and (ii) after the occurrence of an Alternate Rate Event, such other day as determined in accordance with the applicable Alternative Rate Conforming Changes.]

“Interest Rate” means the Class A-1 Interest Rate, the Class A-2[a] Interest Rate, [the Class A-2b Interest Rate,] the Class A-3 Interest Rate, the Class A-4 Interest Rate[, the Class B Interest Rate] or the Overdue Interest Rate, as applicable.

[“Interest Reset Date” means, with respect to any Accrual Period with respect to the Floating Rate Notes, the first day of such Accrual Period; provided that if any Interest Reset Date would otherwise be a day that is not a Business Day, that Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that if that Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.]

“Investment Company Act” means the Investment Company Act of 1940, as amended.

A-15	(NALT 20[•]-[•] Definitions Annex)

“Investor” means (a) with respect to any Book-Entry Note, each related Note Owner and (b) with respect to any Definitive Note, each related Noteholder.

“Issuing Entity” means Nissan Auto Lease Trust 20[•]-[•], until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Notes.

“Issuing Entity Order” or “Issuing Entity Request” means a written order or request of the Issuing Entity signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Lease” means any lease contract for a Leased Vehicle assigned.

“Lease Documents” means, with respect to each 20[•]-[•] Lease, (i) in the case of each Lease that constitutes tangible chattel paper, the original executed copy of each tangible “record” constituting or forming a part of such Lease; and in the case of each Lease that constitutes electronic chattel paper, the single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each electronic “record” constituting or forming a part of such Lease, (ii) the Agreement to Provide Insurance and any other documentation of the Lessee’s insurance coverage customarily maintained by the Servicer, (iii) a copy of the application or application information of the related Lessee, together with supporting information customarily maintained by the Servicer which may include factory invoices related to new vehicles, credit scoring information or Dealer purchase documentation and odometer statements required by Applicable Law, (iv) the original Certificate of Title (or a copy of the application therefor if the Certificate of Title has not yet been delivered by the applicable Registrar of Titles) or such other documents, if any, that the Servicer keeps on file in accordance with its customary practices indicating that title to the related Leased Vehicle is in the name of the Titling Company (or such other name as directed by the Servicer pursuant to Section 2.04(a) of the Titling Company Servicing Agreement) and noting thereon any Administrative Lien, if required, and (v) any and all other documents that the Servicer keeps on file in accordance with its customary practices related to such Lease or the related Leased Vehicle or Lessee, including any written agreements modifying such Lease (including any extension agreements).

“Lease Pull-Forward” means, as of any date, any Lease that has been terminated by the related Lessee before the related Maturity Date under NMAC’s pull-forward program in order to allow such Lessee, among other things, (i) to enter into a new lease contract for a new Nissan or Infiniti vehicle, or (ii) to purchase a new Nissan or Infiniti vehicle, provided that the Lessee is not in default on any of its obligations under the related Lease and the financing of the related vehicle is provided by NMAC.

“Leased Vehicle” means a new or used Nissan or Infiniti automobile, sport utility vehicle, minivan or light-duty truck, together with all accessories, parts and additions constituting a part thereof, and all accessions thereto, leased to a Lessee pursuant to a Lease.

“Lessee” means each Person that is a lessee under a Lease, including any Person that executes a guarantee on behalf of such lessee; provided that such definition shall refer only to Lessees of Leases allocated to and associated with the 20[•]-[•] Series.

A-16	(NALT 20[•]-[•] Definitions Annex)

“Lessee Initiated Early Termination” as of any date means any Lease that has been terminated by the related Lessee before the related Maturity Date, provided that the Lessee is not in default.

“Lessee Partial Monthly Payment” means, in connection with the payment by a Lessee of less than 100% of the Monthly Payment due with respect to a 20[•]-[•] Lease, the actual amount paid by the Lessee toward such Monthly Payment.

“Lessor” means each Person that is a lessor under a Lease or assignee thereof.

“Liability” means any liability or expense, including any indemnification obligation.

[“LIBOR” has the meaning set forth in Section 2.19 of the Indenture.]

“Lien” means any security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics’ liens, any liens that attach to property by operation of law and statutory purchase liens to the extent not past due.

“Liquidated Lease” means a Defaulted Lease that is terminated and charged off by the Servicer prior to its Maturity Date.

“Liquidated Vehicle” means the 20[•]-[•] Vehicle related to a Liquidated Lease.

“Liquidation Expenses” means reasonable out-of-pocket expenses incurred by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Liquidated Lease, including expenses of any collection effort (whether or not resulting in a lawsuit against the Lessee under such Lease) or other expenses incurred prior to repossession, recovery or return of the Liquidated Vehicle, expenses incurred in connection with the sale or other disposition of a Liquidated Vehicle that has been repossessed or recovered or has reached its Maturity Date, expenses incurred in connection with making claims under any related Insurance Policy and expenses incurred in connection with making claims for any Liquidation Expenses.

“Liquidation Proceeds” will mean the gross amount received by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Lease and of the Base Residual of the Leased Vehicle, whether from the sale or other disposition of the related Leased Vehicle (irrespective of whether or not such proceeds exceed the related Base Residual), the proceeds of any repossession, recovery or collection effort, the proceeds of recourse or similar payments payable under the related dealer agreement, receipt of insurance proceeds and application of the related security deposit and the proceeds of any disposition fees or other related proceeds.

[“London Business Day” means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.]

“Majority Interest” means Notes, Trust Certificates or Securities, as the case may be, evidencing a majority of the Outstanding Amount of the related Notes, Trust Certificates or Securities, except that, except as otherwise provided in the Basic Documents, Securities owned

A-17	(NALT 20[•]-[•] Definitions Annex)

by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate is the Servicer) or any of their respective Affiliates will not be included in such determination for the purpose of making requests, demands, authorizations, directions, notices, consents or other action under the Basic Documents.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on (i) the financial condition or operations of such Person and its Affiliates, taken as one enterprise, (ii) the ability of such Person to perform its material obligations under any of the Basic Documents to which such Person is a party, (iii) the legality, validity or enforceability of any material provision of the Basic Documents to which such Person is a party, (iv) the 20[•]-[•] Series Certificate’s beneficial interest in all or any significant portion of the 20[•]-[•] Series Assets or the Indenture Trustee’s security interest in the 20[•]-[•] Series Certificate and all or any significant portion of the 20[•]-[•] Series Assets, or (v) the collectibility or the credit worthiness of all or any significant portion of the 20[•]-[•] Leases and the 20[•]-[•] Vehicles, other than, in the case of clauses (i) through (v), such Material Adverse Effect which are the direct result of actions or omissions of the party seeking relief under any of the Basic Documents in connection therewith.

“Matured Vehicle” as of any date means any Leased Vehicle the related Lease of which has reached its Maturity Date or has been terminated in connection with a Lessee Initiated Early Termination (and the Lessee is not in default under such Lease) or in connection with a Casualty Termination, which Leased Vehicle has been returned to the Servicer on behalf of the Titling Company, if applicable.

“Maturity Date” means, with respect to any Lease, the date on which such Lease is scheduled to terminate as set forth in the such Lease at its date of origination or, in the case of an Extended Lease, the revised termination date.

“Member” means NILT LLC, in its capacity as the member of the Titling Company.

“Monthly Early Termination Sale Proceeds” means, with respect to a Collection Period, all (i) amounts paid by Lessees or Dealers with respect to Early Termination Purchase Option Price payments during such Collection Period and (ii) Net Auction Proceeds received by the Servicer in such Collection Period for 20[•]-[•] Vehicles with respect to which the related 20[•]-[•] Lease was terminated and which were sold in such Collection Period on or after the termination of the related 20[•]-[•] Leases prior to their respective Maturity Dates, reduced by amounts required to be remitted to the related Lessees under applicable law.

“Monthly Payment Advance” means, with respect to any 20[•]-[•] Lease and any Collection Period, an amount equal to the difference between the Monthly Payment due and the Lessee Partial Monthly Payment.

“Monthly Payment” means, with respect to any Lease, the amount of each fixed monthly payment payable to the Lessor in accordance with the terms thereof, net of any portion of such fixed monthly payment that represents an Administrative Charge.

“Monthly Principal Distributable Amount” means, for any Payment Date and the related Collection Period, an amount equal to (a) the lesser of (i) the Principal Distribution Amount and (ii) the Available Principal Distribution Amount or (b) after the occurrence of an Indenture Default that results in acceleration of the Notes, unless and until such acceleration has been rescinded, the aggregate Outstanding Amount of the Notes.

A-18	(NALT 20[•]-[•] Definitions Annex)

“Monthly Remittance Condition” has the meaning set forth in Section 8.03(c) of the 20[•]-[•] Servicing Supplement.

“Monthly Scheduled Termination Sale Proceeds” means, with respect to a Collection Period, all (i) amounts paid by Lessees or Dealers in the event that either the Lessee or a Dealer elects to purchase a 20[•]-[•] Vehicle for its Contract Residual following a termination of the related 20[•]-[•] Lease at its Maturity Date and (ii) Net Auction Proceeds received by the Servicer in such Collection Period for 20[•]-[•] Vehicles which matured and were sold in such Collection Period on or after the termination of the related 20[•]-[•] Leases at their respective Maturity Dates plus all Net Insurance Proceeds, reduced by amounts required to be remitted to the related Lessees under applicable law.

[“Moody’s” means Moody’s Investors Service, Inc.]

“MRM Residual” means, with respect to any Lease, the expected value of the related Leased Vehicle at the related Maturity Date calculated by using a residual value estimate produced by Automotive Lease Guide in [•] 20[•] as a “mark-to-market” value (assuming that the vehicle is in “average” condition rather than “clean” condition) based on the “Maximum Residualizable MSRP,” which consists of the MSRP of the typically equipped vehicle and value adding options, giving only partial credit or no credit for those options that add little or no value to the resale price of the vehicle.

“MSRP” means, with respect to any Leased Vehicle, the manufacturer’s suggested retail price.

“NALL II” means Nissan Auto Leasing LLC II, a Delaware limited liability company.

“Net Auction Proceeds” means Auction Proceeds net of related Disposition Expenses and, in the case of a Matured Vehicle, any outstanding Sales Proceeds Advance.

“Net Insurance Proceeds” means Insurance Proceeds net of related Insurance Expenses.

“Net Liquidation Proceeds” means the Liquidation Proceeds net of related Liquidation Expenses.

[“Net Swap Payment” means for the Interest Rate Swap Agreement, the net amounts owed by the Issuing Entity to the Swap Counterparty, if any, on any Payment Date, excluding Swap Termination Payments.]

[“Net Swap Receipts” means, for each Interest Rate Swap Agreement, the net amounts owed by the Swap Counterparty to the Issuing Entity, if any, on any Payment Date under such Interest Rate Swap Agreement, excluding any Swap Termination Payments.]

“NILT LLC” means NILT LLC, a Delaware limited liability company.

A-19	(NALT 20[•]-[•] Definitions Annex)

“NMAC” means Nissan Motor Acceptance Company LLC, a Delaware limited liability company.

“Note” or “Notes” means a Class A-1 Note, a Class A-2 Note, a Class A-3 Note[,] [or] a Class A-4 Note[,] [or a Class B Note] as the context may require.

“Note Balance” means the sum of the Class A-1 Note Balance, the Class A-2[a] Note Balance, [the Class A-2b Note Balance,] the Class A-3 Note Balance[,] [and] the Class A-4 Note Balance [and the Class B Note Balance].

“Note Distribution Account” means the series account established by the Depositor, on behalf of the Issuing Entity pursuant to Section 8.02(c) of the Indenture, into which amounts released from the 20[•]-[•] Series Collection Account and the Reserve Account for distribution to Noteholders shall be deposited and from which all distributions to Noteholders shall be made.

“Note Distribution Amount” means, as of any Payment Date, the amount being distributed to the Noteholders on such Payment Date.

“Note Factor” means, with respect to any Class on any Payment Date, the seven digit decimal equivalent of a fraction the numerator of which is the Class Balance for such Class on such Payment Date (after giving effect to any payment of principal on such Payment Date) and the denominator of which is the related Initial Class Balance.

“Note Final Scheduled Payment Date” means, with respect to (i) a Class A-1 Note, [•], 20[•], (ii) a Class A-2[a] Note, [•], 20[•], (iii) [a Class A-2b Note, [•], 20[•], (iv)] a Class A-3 Note, [•], 20[•][,] [and] ([i]v) a Class A-4 Note, [•], 20[•] [and (v[i]) a Class B Note, [•], 20[•]].

“Noteholder” means, as of any date, the Person in whose name a Class A-1 Note, Class A-2 Note, Class A-3 Note[,] [or a] Class A-4 Note [or a Class B Note] is registered on the Note Register on such date, as the context may require.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Register” and “Note Registrar” have the respective meanings set forth in Section 2.04 of the Indenture.

“Officer’s Certificate” means (a) with respect to the Issuing Entity, a certificate signed by an Authorized Officer of the Issuing Entity, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to, the Indenture Trustee, and (b) with respect to the Servicer, a certificate signed by an Authorized Officer or the Servicer, under the circumstances described in, and otherwise complying with, the applicable requirements of Sections 8.09 and 8.11 of the 20[•]-[•] Servicing Supplement.

A-20	(NALT 20[•]-[•] Definitions Annex)

“Opinion of Counsel” in relation to the Trust Agreement, means one or more written opinions of counsel who may, except as otherwise expressly provided in the Trust Agreement, be employees of or counsel to the Depositor, the Administrative Agent, or any of their respective Affiliates, and which opinion shall be addressed to and in form and substance satisfactory to the Owner Trustee. In relation to the Indenture, “Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuing Entity or the Administrative Agent, and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee, comply with any applicable requirements of Section 11.01 of the Indenture, and be in form and substance satisfactory to the Indenture Trustee.

“Optimal Principal Distributable Amount” means, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts:

(i) for each 20[•]-[•] Vehicle for which the related 20[•]-[•] Lease did not terminate during such Collection Period, the difference between the Securitization Value of such 20[•]-[•] Lease at the beginning and at the end of such Collection Period;

(ii) for each 20[•]-[•] Vehicle for which the related 20[•]-[•] Lease reached its Maturity Date during such Collection Period, the Securitization Value of such 20[•]-[•] Lease as of such Maturity Date;

(iii) for each 20[•]-[•] Vehicle purchased by the Servicer before its Maturity Date during such Collection Period, the Repurchase Payment with respect to the related 20[•]-[•] Lease; and

(iv) for each 20[•]-[•] Lease terminated prior to its Maturity Date that becomes a Defaulted Lease during such Collection Period or is terminated by the related Lessee or the Servicer during such Collection Period pursuant to a Lessee Initiated Early Termination or a Casualty Termination, the Securitization Value of the related 20[•]-[•] Lease as of the effective date of termination of such 20[•]-[•] Lease.

“Optional Purchase” has the meaning set forth in Section 9.03 of the Trust Agreement.

“Optional Purchase Price” has the meaning set forth in Section 9.03 of the Trust Agreement.

“Other Series” means any Series other than the 20[•]-[•] Series.

“Outstanding” means, as of any date, all Notes (or all Notes of an applicable Class), all Trust Certificates or all Securities, as the case may be, theretofore authenticated and delivered under the Indenture and/or the Trust Agreement, as applicable, except:

(i) Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation or Trust Certificates theretofore cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;

A-21	(NALT 20[•]-[•] Definitions Annex)

(ii) Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed pursuant to an Optional Purchase, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made) or Trust Certificates or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee, the Owner Trustee or any Paying Agent in trust for the related Trust Certificateholders (provided, however, that if the principal with respect to such Trust Certificates will be paid pursuant to an Optional Purchase, notice of such payment has been duly given pursuant to the Trust Agreement or provision therefor, satisfactory to the Owner Trustee); and

(iii) Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser or Trust Certificates in exchange for or in lieu of other Trust Certificates that have been authenticated and delivered pursuant to the Trust Agreement unless proof satisfactory to the Owner Trustee is presented that any such Trust Certificates are held by a bona fide purchaser, to the extent that the Trust Certificates are transferable;

provided, that, unless otherwise specified in the Indenture, with respect to the Notes, or the Trust Agreement, with respect to the Trust Certificates, or in another Basic Document, in determining whether Noteholders or Trust Certificateholders holding the requisite Outstanding Amount have given any request, demand, authorization, direction, notice, consent, or other action hereunder or under any Basic Document, Notes or Trust Certificates owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate thereof is the Servicer) or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding, unless all such Notes or Trust Certificates Outstanding are owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate thereof is the Servicer), or any of their respective Affiliates; provided, further, that, in determining whether the Indenture Trustee or the Owner Trustee, as applicable, shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes or Trust Certificates, as applicable, that a Responsible Officer knows to be so owned shall be so disregarded. Notes or Trust Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, such pledgee’s right so to act with respect to such Notes or such Trust Certificates and that such pledgee is not the Issuing Entity, the Depositor, the Administrative Agent, or any of their respective Affiliates.

A-22	(NALT 20[•]-[•] Definitions Annex)

“Outstanding Amount” means, as of any date, the aggregate principal amount of the applicable Notes or Certificates Outstanding on the Closing, as applicable, reduced by all payments of principal made in respect thereof on or prior to such date.

“Overdue Interest Rate” means, with respect to any Class, the Interest Rate applicable to such Class.

“Owner Corporate Trust Office” means the principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office is located at [•]; or at such other address as the Owner Trustee may designate from time to time by notice to the Trust Certificateholders and the Indenture Trustee, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee shall notify the Trust Certificateholders and the Indenture Trustee).

“Owner Trust Estate” means the property of the Issuing Entity, including (i) the 20[•]-[•] Series Certificate, evidencing the 20[•]-[•] Series Interest, including the right to payments thereunder after the Cutoff Date from certain amounts in respect of the 20[•]-[•] Leases and received from the sale or other disposition of the 20[•]-[•] Vehicles, including the rights of the Issuing Entity to the funds on deposit from time to time in the 20[•]-[•] Series Collection Account (but excluding amounts retained by the Servicer in the form of Liquidation Expenses, Disposition Expenses, Insurance Expenses, and other related expenses incurred by the Servicer not otherwise included in Liquidation Expenses, Disposition Expenses or Insurance Expenses and permitted to be retained by the Servicer under the Basic Documents), and investment earnings, net of losses and investment expenses, on amounts on deposit in the 20[•]-[•] Series Collection Account, (ii) the rights of the Issuing Entity to the funds on deposit from time to time in the Reserve Account and any amounts deposited therein, including investment earnings, net of losses and investment expenses, on amounts on deposit therein, (iii) the rights of the Issuing Entity to the funds on deposit from time to time in the Note Distribution Account and any other account or accounts established pursuant to the Indenture and all cash, investment property and other property from time to time deposited therein or credited thereto and all proceeds thereof, (iv) the rights of the Depositor, as transferee, under the Series Certificate Sale Agreement, (v) the rights of the Issuing Entity, as transferee, under the Series Certificate Transfer Agreement, (vi) the rights of the Issuing Entity as a third-party beneficiary of the Servicing Agreement, to the extent relating to the 20[•]-[•] Series Assets, including rights to certain Advances, and the Series LLC Agreement, [and] (vii) [the rights of the Issuing Entity under any Interest Rate [Swap][Cap] Agreement, and (ix)] all proceeds, accounts, money, general intangibles, instruments, chattel paper, goods, investment property, securities, deposit accounts and other property consisting of, arising from or relating to the foregoing.

“Owner Trustee” means [•], a [•], as trustee of the Issuing Entity under the Trust Agreement.

“Paying Agent” means, (i) under the Indenture, [•], as Indenture Trustee, or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 of the Indenture and is authorized by the Issuing Entity to make the payments to and distributions from the Note Distribution Account, including the payment of principal of or interest on the Notes on behalf of the Issuing Entity, and (ii) under the Trust Agreement, any paying agent or co-paying agent appointed pursuant to Section 3.09 of the of the Trust Agreement and shall initially be [•].

A-23	(NALT 20[•]-[•] Definitions Annex)

“Payment Date” means the 15th day of each month, or if such day is not a Business Day, then the next succeeding Business Day, beginning on [•] [•], 20[•].

“Payment Date Advance Reimbursement” has the meaning set forth in Section 8.03(a)(iii)(A) of the 20[•]-[•] Servicing Supplement.

“Payment Date Certificate” has the meaning set forth in Section 8.03(a) of the Indenture.

“Payoff” means amounts paid to the Servicer to purchase a 20[•]-[•] Vehicle.

“Permitted Investments” means, at any time with respect to the Unallocated Assets or any Series, any one or more of the following obligations, instruments or securities:

(i) obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by FNMA or any State; provided that, if any related Rated Securities are outstanding, such obligations have the highest available credit rating from each Rating Agency for such obligations;

(iii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or of any State; provided, that if any related Rated Securities are outstanding, at the time of such investment or contractual commitment providing for such investment, either (a) the long-term unsecured debt of such corporation has the highest available rating from each Rating Agency for such obligations or (b) the commercial paper or other short-term debt of such corporation that is then rated has the highest available credit rating of each Rating Agency for such obligations;

(iv) certificates of deposit issued by any depository institution or trust company (including the Titling Company Registrar) incorporated under the laws of the United States or any State and subject to supervision and examination by banking authorities of one or more of such jurisdictions; provided that, if any related Rated Securities are outstanding, the short-term unsecured debt obligations of such depository institution or trust company has the highest available credit rating of each Rating Agency for such obligations;

(v) certificates of deposit that are issued by any bank, trust company, savings bank or other savings institution and fully insured by the FDIC;

(vi) investments in money market funds (including funds for which the Titling Company Registrar or any of its Affiliates is investment manager or advisor) having a rating from S&P of AAA-m or AAAm-G and from Moody’s of Aaa;

(vii) repurchase obligations held by the Titling Company Registrar, with respect to any obligation or security described in clauses (i), (ii) or (viii) hereof or any other obligation or security issued or guaranteed by any other agency or instrumentality of the United States, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in clause (iv) above; and

A-24	(NALT 20[•]-[•] Definitions Annex)

(viii) such other obligations, instruments or securities as may be directed by the Servicer; provided, that if any Rated Securities are outstanding, such obligations, instruments or securities shall be acceptable to each relevant Rating Agency, as evidenced by a letter from such Rating Agency to the Titling Company Registrar to the effect that investments of such type will not result in a Ratings Effect;

provided, that, each of the foregoing obligations, instruments and securities shall mature no later than the Business Day prior to the Payment Date (other than in the case of the investment of monies in obligations, instruments or securities of which the entity at which the related account is located is the obligor, which may mature on such date), and shall be required to be held to such maturity.

Notwithstanding the foregoing, (i) no Permitted Investment may be purchased at a premium and (ii) no obligation or security may be a “Permitted Investment” unless (a) the Titling Company Registrar has control (within the meaning of Section 8-106 of the UCC) over such obligation or security and (b) at the time such obligation or security was delivered to the Titling Company Registrar or the Titling Company Registrar became the related Entitlement Holder, the Titling Company Registrar did not have notice of any adverse claim with respect thereto within the meaning of Section 8-105 of the UCC.

For purposes of this definition, any reference to the highest available credit rating of an obligation shall mean the highest available credit rating for such obligation (excluding any “+” signs associated with such rating) or such lower credit rating (as approved in writing by each Rating Agency) as will not result in a Rating Event.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government, or any agency or political subdivision thereof.

“Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA whether or not subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code, or an entity deemed to hold plan assets of the foregoing.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 of the Indenture in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Principal Carryover Shortfall” means, as of the close of business on any Payment Date, the excess, if any, of the Principal Distribution Amount over the Monthly Principal Distributable Amount.

A-25	(NALT 20[•]-[•] Definitions Annex)

“Principal Distribution Amount” means, for any Payment Date, the aggregate amount of principal payable on the Securities, equal to the sum of (i) the Optimal Principal Distributable Amount and (ii) any Principal Carryover Shortfall as of the preceding Payment Date; provided, however, that on or after the Note Final Scheduled Payment Date for any Class of Notes and so long as no Indenture Default has been declared, the Principal Distribution Amount shall equal, until the Class Balance of such Class is reduced to zero, the greater of (i) such Class Balance and (ii) the sum of (A) the Optimal Principal Distributable Amount and (B) any Principal Carryover Shortfall as of the preceding Payment Date. Notwithstanding the foregoing, the Principal Distribution Amount shall not exceed the outstanding Securities Balance and the aggregate amount of principal paid in respect of a Class shall not exceed the related Initial Class Balance.

“Proceeding” means any suit or action at law or in equity or any other judicial or administrative proceeding, including any bankruptcy proceeding.

“Public ABS Transaction” means any publicly registered issuance of securities backed by (i) a certificate representing the beneficial interest or limited liability company series interest in a pool of vehicle leases originated in the United States for a lessee with a United States address and the related leased vehicles or (ii) motor vehicle retail installment contracts originated in the United States and, for both clause (i) and (ii), for which NALL II, or any United States Affiliate thereof, acts as a depositor.

“Pull-Forward Payment” means, with respect to any Lease Pull-Forward, the Monthly Payments not yet due with respect to that Lease.

“Rated Securities” means, with respect to a Securitized Financing, each class or series of securities that has been rated by one or more Rating Agencies at the request of the Member, a Beneficiary or any of their respective Affiliates.

“Rating Agency” means, with respect to the 20[•]-[•] Series, as of any date, any of the nationally recognized statistical rating organizations that has been requested by NMAC or one of its Affiliates to rate any Class of Notes and that is rating such Class of Notes on such date.

“Rating Agency Condition” means, with respect to any event or action and each Rating Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Rating Agency’s published ratings criteria to this effect) by such Rating Agency that the occurrence of such event or action will not cause it to downgrade, qualify or withdraw its rating assigned to the Notes or (b) that such Rating Agency shall have been given notice of such event or action at least ten (10) days prior to such event or action (or, if ten (10) days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event or action will cause it to downgrade, qualify or withdraw its rating assigned to the Notes. Notwithstanding the foregoing, no Rating Agency has any duty to review any notice given with respect to any event or action, and it is understood that such Rating Agency may not actually review notices received by it prior to or after the expiration of the notice period described in (b) above. Further, each Rating Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the Notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event or action had been previously satisfied pursuant to clause (a) or clause (b) above.

A-26	(NALT 20[•]-[•] Definitions Annex)

“Ratings Effect” means, with respect to any Rated Securities, the qualification, downgrading or withdrawal of the rating then assigned to such Rated Securities by a related Rating Agency.

“Record Date” means, with respect to any Payment Date, the close of business on the day immediately preceding such Payment Date or Redemption Date, as the case may be.

“Recoveries” means, with respect to a Collection Period, the sum of all amounts received (net of taxes) with respect to all 20[•]-[•] Leases which (i) became Liquidated Leases before such Collection Period and (ii) have reached or were terminated prior to their respective Maturity Dates before such Collection Period and with respect to which the proceeds from the sale of the related 20[•]-[•] Vehicles were received before such Collection Period, minus any amounts remitted to the related Lessees as required by law.

“Redemption Date” means in the case of a redemption of the Notes pursuant to Section 10.01 of the Indenture, the Payment Date specified by the Administrative Agent or the Issuing Entity pursuant to Section 10.01 of the Indenture.

“Redemption Price” means an amount equal to the Note Balance plus accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed (including, to the extent allowed by law, interest on overdue interest, if applicable), up to but excluding the Redemption Date.

“Registered Pledgee” has the meaning set forth in the Titling Company Agreement.

“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the related Record Date.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission, including without limitation in the adopting releases Asset-Backed Securities, Securities Act Release No. 33-8518, Securities Exchange Act Release No. 34-50905, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, Securities Exchange Act Release No. 34-72982, 79 Fed. Reg. 57184 (September 24, 2014) or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

“Related Beneficiary” has the meaning set forth in the Titling Company Servicing Agreement.

“Related Documents” shall mean all of the Basic Documents to which the Issuing Entity or the Owner Trustee is a party.

A-27	(NALT 20[•]-[•] Definitions Annex)

“Remaining Net Auction Proceeds” means Net Auction Proceeds, less amounts included in Monthly Scheduled Termination Sale Proceeds, Monthly Early Termination Sale Proceeds and Liquidation Proceeds.

“Remaining Payoffs” means Payoffs, less amounts included in Monthly Scheduled Termination Sale Proceeds and Monthly Early Termination Sale Proceeds.

[“Replacement Interest Rate [Swap][Cap] Agreement” has the meaning specified in Section [2.14][2.15](f) of the Indenture.]

[“Replacement [Swap Counterparty][Cap Provider]” has the meaning specified in Section [2.14][2.15](f) of the Indenture.]

“Repurchase Payment” means, with respect to a 20[•]-[•] Lease and the related 20[•]-[•] Vehicle required to be purchased by the Servicer pursuant to Section 8.02(a) and Section 8.02(b) of the 20[•]-[•] Servicing Supplement, the sum of (i) the Securitization Value of the 20[•]-[•] Lease as of the end of the Collection Period preceding the Collection Period in which the Servicer granted an extension with respect to such 20[•]-[•] Lease or discovers a breach of representations or warranties pursuant to Section 8.02(b) of the 20[•]-[•] Servicing Supplement and (ii) any delinquent Monthly Payments which have not been paid by the related Lessee by the end of the Collection Period relating to the Deposit Date on which the Repurchase Payment will be made.

“Repurchased Lease” means a 20[•]-[•] Lease reallocated to the Unallocated Assets Series or purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Section 8.02 of the Servicing Agreement.

“Required Deposit Rating” means, with respect to any entity and any Series Account, that (i) the short-term unsecured debt obligations of such entity are rated in the highest short-term rating category by each Rating Agency (excluding any “+” signs associated with such rating) or (ii) such entity is a depository institution or trust company having a long-term unsecured debt rating acceptable to each Rating Agency and corporate trust powers and the related Series Account is maintained in a segregated trust account in the corporate trust department of the related entity.

“Required Percentage” means the holders of not less than 66 2⁄3% of the (i) Outstanding Amount in the case of the Notes or (ii) Certificate Balance in the case of the Trust Certificates.

“Required Related Holders” means the Issuing Entity; provided that so long as the Lien of the Indenture is in place, the “Required Related Holders” shall be deemed to be the Indenture Trustee (as Registered Pledgee of the 20[•]-[•] Series Certificate), acting at the direction of the Required Percentage of the Noteholders and thereafter, the Owner Trustee, acting at the direction of the Required Percentage of the Trust Certificateholders (which for this purpose shall include the Trust Certificates owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate is the Servicer) and any of their respective Affiliates) until the final distribution is made with respect to the 20[•]-[•] Series Assets.

A-28	(NALT 20[•]-[•] Definitions Annex)

“Reserve Account” means the account established pursuant to Section 5.01(b) of the Trust Agreement.

“Reserve Account Deposit Amount” means, (i) on the Closing Date, the Initial Deposit Amount and (ii) thereafter, for any Payment Date and the related Collection Period to the extent the amounts on deposit in the Reserve Account are less than the Reserve Account Requirement, an amount equal to the lesser of (a) the amount of such shortfall and (b) the amount of any Excess Amounts with respect to the related Collection Period.

“Reserve Account Draw Amount” means, for any Payment Date, the amount withdrawn from the Reserve Account, equal to (i) the lesser of (a) the Available Funds Shortfall Amount, if any, or (b) the amount on deposit in the Reserve Account or (ii) after the occurrence of an Indenture Default that results in the acceleration of any Notes, unless and until the date on which such acceleration has been rescinded, the entire amount on deposit in the Reserve Account. In addition, except in the circumstances described in clause (ii) of this definition, the sum of the amounts in the Reserve Account and the remaining Available Funds after the payments under clauses (ii) and (iii) of Section 8.04(a) of the Indenture would be sufficient to pay in full the aggregate unpaid Note Balance of all of the outstanding Notes, then the Reserve Account Draw Amount will, if so specified by the Servicer in the Payment Date Certificate, include such additional amounts as may be necessary to pay all Outstanding Notes in full.

“Reserve Account Property” means the Reserve Account and all cash, investment property and other property from time to time deposited or credited to the Reserve Account and all proceeds thereof, including, without limitation, the Initial Deposit Amount.

“Reserve Account Requirement” means [(a)] on any Payment Date [on or prior to the payment in full of the Class A-2 Notes], an amount equal to [•]% of the aggregate Securitization Value of the 20[•]-[•] Leases and 20[•]-[•] Vehicles as of the Cutoff Date [and (b) on each Payment Date following the payment in full of the Class A-2 Notes, an amount equal to [•]% of the aggregate Securitization Value of the 20[•]-[•] Leases and 20[•]-[•] Vehicles as of the Cutoff Date]; provided, however, that on any Payment Date (after taking into account all distributions from the 20[•]-[•] Series Collection Account on such date) on which the Note Balance is zero, the “Reserve Account Requirement” shall be an amount equal to $0.

“Residual Value Loss” means, with respect to any Matured Vehicle or Defaulted Vehicle, the excess, if any, of (a) the Base Residual of the related 20[•]-[•] Vehicle, over (b) the sum of (without duplication) all related Net Auction Proceeds or Net Liquidation Proceeds, as the case may be, and all Net Insurance Proceeds.

“Residual Value Surplus” means, with respect to any Matured Vehicle or Defaulted Vehicle, the excess, if any, of (i) the sum (without duplication) of all related Net Auction Proceeds and Net Insurance Proceeds, over (ii) the Securitization Value of the related 20[•]-[•] Vehicle at (a) the Maturity Date of the related 20[•]-[•] Lease, or (b) the date the related 20[•]-[•] Lease was terminated by the Lessee.

“Responsible Officer” means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office (or any successor group of the Indenture Trustee), including any Vice

A-29	(NALT 20[•]-[•] Definitions Annex)

President, Assistant Secretary, or other officer or assistant officer of the Indenture Trustee customarily performing functions similar to those performed by the people who at such time shall be officers, or to whom any corporate trust matter is referred within Corporate Trust Department because of his knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the Administration of the Indenture.

“Restricted Jurisdiction” has the meaning set forth in the Titling Company Servicing Agreement.

“Restricted Note” has the meaning set forth in Section 2.17(c) of the Indenture.

“Retained Notes” if any, means any Notes retained in the initial offering thereof by the Depositor or NMAC or conveyed to an Affiliate.

“Review Notice” means the notice delivered by the Indenture Trustee in accordance with Section 7.08 of the Indenture to the Asset Representations Reviewer and the Servicer.

“Review Report” shall have the meaning assigned to such term in Section 3.5 of the Asset Representations Review Agreement.

“Review Satisfaction Date” means, with respect to any Asset Review, the first date on which (a) the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger and (b) a Noteholder Direction with respect to such Asset Review has occurred.

“Rule 144A” means Rule 144A promulgated by the Commission under the Securities Act.

“Rule 144A Information” means information requested of the Depositor, in connection with the proposed transfer of a Trust Certificate, to satisfy the requirements of paragraph (d)(4) of Rule 144A.

[“S&P” means S&P Global Ratings.]

“Sales Proceeds Advance” means the amount advanced by the Servicer to the Issuing Entity on a Deposit Date equal to the Securitization Value of each 20[•]-[•] Lease relating to a 20[•]-[•] Vehicle that terminated early (but was not a Lease in default) and the amount equal to the Base Residual of each 20[•]-[•] Lease relating to a 20[•]-[•] Vehicle that matured on its scheduled termination date.

“Schedule of 20[•]-[•] Leases and 20[•]-[•] Vehicles” means the schedule of 20[•]-[•] Leases and 20[•]-[•] Vehicles on file with the Indenture Trustee, as it may be amended from time to time (which may be supplied in CD-Rom form) which shall set forth as to each 20[•]-[•] Lease or 20[•]-[•] Vehicle, as the case may be, (i) the identification number of the 20[•]-[•] Lease, (ii) the identification number of the 20[•]-[•] Vehicle, (iii) the related Maturity Date and (iv) the value of the 20[•]-[•] Lease and the related 20[•]-[•] Vehicle on the Servicer’s books as of the Cutoff Date.

“Secretary of State” means the Secretary of State of the State of Delaware.

A-30	(NALT 20[•]-[•] Definitions Annex)

“Section 385 Controlled Partnership” has the meaning set forth in Treasury Regulation Section 1.385-1(c)(1) for a “controlled partnership”.

“Section 385 Expanded Group” has the meaning set forth in Treasury Regulation Section 1.385-1(c)(4) for an “expanded group”.

“Securities” means the Trust Certificates and the Notes, collectively.

“Securities Act” means the Securities Act of 1933.

“Securities Balance” means, as of any date, the unpaid principal amount of the Securities as of such date.

“Securities Intermediary” has the meaning set forth in Section 8.02(e) of the Indenture.

“Securitization Rate” means, with respect to a 20[•]-[•] Lease, an annualized rate that is equal to [•]%.

“Securitization Value” means, with respect to any 20[•]-[•] Lease, the value calculated by the Servicer equal to, (i) as of its Maturity Date, the Base Residual and (ii) as of any date other than its Maturity Date, the sum of the present value, discounted at the Securitization Rate, of (a) the aggregate Monthly Payments remaining to be made and (b) the Base Residual.

“Securitized Financing” has the meaning set forth in the Titling Company Agreement.

“Securitized Financing Documents” has the meaning set forth in the Titling Company Agreement.

“Securityholder” means each registered holder of a Note or a Trust Certificate.

“Securityholder Available Funds” means, for any Payment Date, all remaining Available Funds after giving effect to the payment to the Servicer of the Servicer Monthly Payment, if any.

[“Senior Swap Termination Payment” means any Swap Termination Payment owed by the Issuing Entity to the Swap Counterparty under an Interest Rate Swap Agreement that is not a Subordinated Swap Termination Payment.]

“Series” has the meaning set forth in the Titling Company Agreement.

“Series Account” has the meaning set forth in the Titling Company Agreement.

“Series Certificate” has the meaning set forth in the Titling Company Agreement.

“Series Certificate Sale Agreement” means the Series Certificate Sale Agreement, dated as of [•] [•], 20[•], between NILT LLC, as transferor, and NALL II, as transferee.

“Series Certificate Transfer Agreement” means the Series Certificate Transfer Agreement, dated as of [•] [•], 20[•], between the Depositor, and the Issuing Entity, as transferee.

A-31	(NALT 20[•]-[•] Definitions Annex)

“Series Collection Account” means, with respect to a Series, the related Collection Account created, designated and maintained as such pursuant the related Series Supplement.

“Series Collections” means, with respect to any Collection Period, the net amount collected or received by the Servicer in respect of the 20[•]-[•] Series Assets during the Collection Period, including: (i) Monthly Payments (including Payments Ahead and Pull-Forward Payments, when received), Payoffs, and any other payments under the 20[•]-[•] Leases (excluding any Administrative Charges); (ii) Repurchase Payments made by the Servicer; (iii) Monthly Scheduled Termination Sale Proceeds; (iv) Monthly Early Termination Sale Proceeds (which includes Early Termination Charges); (v) Net Liquidation Proceeds; (vi) Net Insurance Proceeds; (vii) Remaining Net Auction Proceeds; (viii) Remaining Payoffs; (ix) Excess Mileage and Excess Wear and Tear Charges; (x) Recoveries; and (xi) Residual Value Surplus; in each case to the extent not duplicative with any other clause of this definition.

“Series Interest” has the meaning set forth in the Titling Company Agreement.

“Series LLC Agreement” means the Titling Company Agreement, as supplemented by a 20[•]-[•] Series Supplement.

“Servicer” means NMAC, as Servicer under the Servicing Agreement.

“Servicer Default” has the meaning set forth in Section 8.12 of the 20[•]-[•] Servicing Supplement.

“Servicer Letter of Credit” means a letter of credit, surety bond or insurance policy issued by a depository institution, insurance company, or financial institution having a short-term credit rating at least equal to the Required Deposit Rating and providing that the Indenture Trustee or Trust Agent, as the case may be, may draw thereupon in the event the Servicer satisfies the Monthly Remittance Condition but fails to deposit Series Collections into the 20[•]-[•] Series Collection Account by the related Deposit Date.

“Servicer Monthly Payment” means, with respect to a Payment Date and the related Collection Period, the amount to be paid to the Servicer pursuant to Section 8.03(a)(iii) of the 20[•]-[•] Servicing Supplement in respect of (i) the Payment Date Advance Reimbursement and (ii) the Servicing Fee, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods.

“Servicing Agreement” means the Titling Company Servicing Agreement, as supplemented by the 20[•]-[•] Servicing Supplement.

“Servicing Criteria” means those criteria listed in Exhibit C to the Indenture that are to be addressed in the assessment of compliance pursuant to Section 3.09 of the Indenture.

“Servicing Fee” means, with respect to the 20[•]-[•] Series Assets, the fee payable on each Payment Date equal to, for the related Collection Period, one-twelfth of the product of (i) 1.00% and (ii) the aggregate Securitization Value of all 20[•]-[•] Leases as of the first day of such Collection Period.

A-32	(NALT 20[•]-[•] Definitions Annex)

“Similar Law” means any state, local or other law that is similar to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code.

[“SOFR” means, with respect to any date of determination, the secured overnight financing rate for the applicable tenor published on such date by the Federal Reserve Bank of New York (or any successor administrator of the benchmark rate).]

“Special Purpose Affiliate” means a special purpose entity that is an Affiliate of a Beneficiary and was created for the purposes of one or more Securitized Financings.

“State” means any state of the United States, Puerto Rico, or the District of Columbia.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq.

“Subject Leases” means, for any Asset Review, all 20[•]-[•] Leases which are 60-Day Delinquent Leases as of the end of the Collection Period immediately preceding the related Review Satisfaction Date.

[“Subordinated Swap Termination Payment” means any Swap Termination Payment owed by the Issuing Entity to the Swap Counterparty under an Interest Rate Swap Agreement following an “event of default” or a “termination event” where the Swap Counterparty is the “defaulting party” or sole “affected party” (other than with respect to “illegality” or a “tax event”) as each such term is defined in such Interest Rate Swap Agreement.]

[“Swap Counterparty” means an unaffiliated third party, as swap counterparty, under each Initial Interest Rate Swap Agreement, or any successor or replacement swap counterparty (including any Replacement Swap Counterparty) from time to time.]

[“[Swap][Cap] Event of Default” means, with respect to any Interest Rate [Swap][Cap] Agreement, any event defined as an “Event of Default” under each Interest Rate [Swap][Cap] Agreement.]

[“[Swap][Cap] Replacement Proceeds” means any amounts received from a Replacement [Swap Counterparty][Cap Provider] in consideration for entering into a Replacement Interest Rate [Swap][Cap] Agreement for a terminated Interest Rate [Swap][Cap] Agreement.]

[“[Swap][Cap] Termination Event” means any event defined as a “Termination Event” in an Interest Rate [Swap][Cap] Agreement.]

[“[Swap Termination Payment Account” means the account designated as such, established and maintained pursuant to Section 2.14 of the Indenture.]

[“Swap Termination Payments” means any payments due to the Swap Counterparty by the Issuing Entity or to the Issuing Entity by the Swap Counterparty, including interest that may accrue thereon, under each Interest Rate Swap Agreement due to a termination of such Interest Rate Swap Agreement due to a Swap Event of Default or a Swap Termination Event under such Interest Rate Swap Agreement.]

A-33	(NALT 20[•]-[•] Definitions Annex)

“Tax Information” means complete and accurate information and documentation requested by the Issuing Entity (or its agents or delegates), the Indenture Trustee or Paying Agent (or an agent thereof) to be provided to the Issuing Entity, the Indenture Trustee or Paying Agent to enable the Issuing Entity, the Indenture Trustee or a Paying Agent to comply with U.S. tax law (including FATCA). For these purposes, “FATCA” means sections 1471 through 1474 of the Code and the Treasury regulations (and any notices or official pronouncements) promulgated thereunder, any agreement thereunder and any law implementing an intergovernmental agreement or approach thereto.

“Tax Retained Notes” if any, means any Retained Notes retained by the issuer of the Notes (or an entity which for U.S. federal income tax purposes is considered the same Person as such issuer) until such time as such Notes are the subject of an opinion pursuant to Section 2.04(g) of the Indenture.

“Term SOFR” means, the forward-looking term rate for the applicable tenor (e.g., one-month, and disregarding business day adjustments) based on SOFR that has been selected or recommended by the Federal Reserve Board or the Federal Reserve Bank of New York (or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York).

“TIA” means the Trust Indenture Act of 1939.

“Titling Company” means Nissan-Infiniti LT LLC, a Delaware limited liability company.

“Titling Company Agreement” means the Limited Liability Company Agreement of the Titling Company, dated as of April 1, 2021, among the Member, the Administrator, and the Titling Company Registrar.

“Titling Company Assets” has the meaning set forth in the Titling Company Agreement.

“Titling Company Documents” has the meaning set forth in the Titling Company Agreement.

“Titling Company Registrar” means U.S. Bank National Association, as the titling company registrar of the Titling Company.

“Titling Company Servicing Agreement” means the amended and restated servicing agreement, dated as of April 1, 2021, among the Titling Company, the Member, and the Servicer.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust Administration Agreement” means the Trust Administration Agreement, dated as of [•] [•], 20[•], among the Administrative Agent, the Issuing Entity, the Depositor and the Indenture Trustee.

A-34	(NALT 20[•]-[•] Definitions Annex)

“Trust Agreement” means the trust agreement, dated as of [•] [•], 20[•], as amended and restated by the Amended and Restated Trust Agreement, dated as of [•] [•], 20[•], between the Depositor and the Owner Trustee.

“Trust Certificateholder” means the Person in whose name a Trust Certificate is registered on the Certificate Register.

“Trust Certificates” means the asset backed certificates issued pursuant to the Trust Agreement, substantially in the form of Exhibit A to the Trust Agreement.

“20[•]-[•] Eligible Lease” means a Lease as to which the following are true as of the Cutoff Date:

(i) [such Lease relates to a Nissan or an Infiniti automobile, light duty truck, minivan, or sport utility vehicle, of a model year of [•] or later;

(ii) such Lease is written with respect to a Leased Vehicle that was at the time of the origination of the related Lease a new Nissan or Infiniti motor vehicle;

(iii) such Lease was originated in the United States on or after [•] [•], 20[•], by a Dealer for a Lessee with a United States address;

(iv) such Lease is payable solely in United States dollars;

(v) such Lease and the related Leased Vehicle are owned by the Titling Company, free of all liens, other than any lien placed upon a Certificate of Title in connection with the delivery of title documentation to the Titling Company Registrar in accordance with Customary Servicing Practices in effect at the time of origination;

(vi) such Lease has a remaining term to maturity of not less than [•] months and not greater than [•] months;

(vii) such Lease provides for level payments (exclusive of taxes) that fully amortize the adjusted capitalized cost of the Lease to the related Contract Residual over the lease term at a rate implicit in the Lease and corresponding to the disclosed rent charge and, in the event of a Lessee initiated early termination, provides for payment of the Early Termination Charge;

(viii) such Lease was originated in compliance with, and complies in all material respects with, all material applicable legal requirements;

(ix) such Lease is not more than 29 days past due;

(x) such Lease is the valid, legal and binding full-recourse payment obligation of the related Lessee, enforceable against such Lessee in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general or (ii) general principles of equity;

A-35	(NALT 20[•]-[•] Definitions Annex)

(xi) the records of the Servicer do not reflect that such Lease has been satisfied, subordinated, rescinded, canceled or terminated;

(xii) the records of the Servicer do not reflect that such Lease is subject to any asserted or threatened right of rescission, setoff, counterclaim or defense;

(xiii) the records of the Servicer reflect that, other than payment defaults continuing for a period of no more than 29 days as of the Cutoff Date, no default, breach or violation has of such Lease occurred;

(xiv) the records of the Servicer do not reflect that any default, breach or violation of such Lease has been waived (other than deferrals and waivers of late payment charges or fees permitted under the Servicing Agreement);

(xv) such Lease is not a Defaulted Lease;

(xvi) the related Lessee with respect to such Lease is a person located in one or more of the 50 states of the United States or the District of Columbia and is not (i) NMAC or any of its Affiliates, or (ii) the United States or any State or any agency or potential subdivision thereof;

(xvii) such Lease constitutes either “tangible chattel paper” or “electronic chattel paper,” as defined in the UCC;

(xviii) in the case of each 20[•]-[•] Lease that constitutes tangible chattel paper, there is only one original executed copy of each tangible “record” constituting or forming a part of such Lease; and in the case of each 20[•]-[•] Lease that constitutes electronic chattel paper, there is only a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each electronic “record” constituting or forming a part of such Lease;

(xix) such Lease has an original term of not less than [•] months and not greater than [•] months;

(xx) under the terms of such Lease, the related Lessee is required to maintain physical damage insurance covering the related Leased Vehicle; and

(xxi) has a Securitization Value, as of the Cutoff Date, of no greater than $[•]].

“20[•]-[•] Lease” has the meaning set forth in Section 8.01 of the 20[•]-[•] Servicing Supplement.

“20[•]-[•] Servicing Supplement” means the 20[•]-[•] Series Servicing Supplement to the Titling Company Servicing Agreement, dated as of [•] [•], 20[•], among the parties to the Titling Company Servicing Agreement.

“20[•]-[•] Series” has the meaning set forth in the 20[•]-[•] Series Servicing Supplement.

“20[•]-[•] Series Assets” has the meaning set forth in the 20[•]-[•] Series Supplement.

A-36	(NALT 20[•]-[•] Definitions Annex)

“20[•]-[•] Series Account” means the 20[•]-[•] Series Collection Account, and any other Series Account established with respect to the 20[•]-[•] Series, as the context may require.

“20[•]-[•] Series Certificate” has the meaning set forth in the 20[•]-[•] Series Supplement.

“20[•]-[•] Series Collection Account” means the account established pursuant to the 20[•]-[•] Series Supplement.

“20[•]-[•] Series Supplement” means the 20[•]-[•] Series Supplement to the Titling Company Agreement, dated as of [•] [•], 20[•], among the parties to the Titling Company Agreement.

“20[•]-[•] Vehicles” has the meaning set forth in Section 8.01 to the 20[•]-[•] Servicing Supplement.

“UCC” means the Uniform Commercial Code as in effect in the applicable jurisdiction.

“Underwriting Agreement” means the underwriting agreement relating to the Notes dated [•] [•], 20[•], among [•], as Representative, on behalf of the several underwriters, NMAC and the Depositor.

“United States” means the United States of America, its territories and possessions and areas subject to its jurisdiction.

“U.S. Bank” means U.S. Bank National Association, a national banking association.

“Unallocated Assets” has the meaning set forth in the Titling Company Agreement.

“Unallocated Assets Certificate” has the meaning set forth in the Titling Company Agreement.

“Unallocated Assets Series” has the meaning set forth in the Titling Company Agreement.

“Unallocated Assets Supplement” has the meaning set forth in the Titling Company Agreement.

“Verification Documents” means, with respect to any Note Owner, a certification from such Note Owner certifying that such Person is in fact, a Note Owner, as well as an additional piece of documentation reasonably satisfactory to the recipient, such as a trade confirmation, account statement, letter from a broker or dealer or other similar document.

A-37	(NALT 20[•]-[•] Definitions Annex)